CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                    EXHIBIT 99.1

                 PROCESS DEVELOPMENT AND MANUFACTURING AGREEMENT

                                     BETWEEN

                                  XOMA (US) LLC

                                       AND

                           ONYX PHARMACEUTICALS, INC.

                                JANUARY 29, 2001

                               TABLE OF CONTENTS


                                                                                               PAGE
1.       DEFINITIONS..............................................................................1

         1.1      "Acceptance Period".............................................................1

         1.2      "Affiliate".....................................................................1

         1.3      "Attainment of Commercial Scale"................................................1

         1.4      "Batch".........................................................................2

         1.5      "BLA"...........................................................................2

         1.6      "cGMP"..........................................................................2

         1.7      "Commercial Scale"..............................................................2

         1.8      "Confidential Information"......................................................2

         1.9      "Control", "Controls" and "Controlled"..........................................2

         1.10     "Delivery Date".................................................................2

         1.11     "Development Phase".............................................................2

         1.12     "Development Scale".............................................................2

         1.13     "Drug Substance"................................................................2

         1.14     "Facility"......................................................................2

         1.15     "FDA"...........................................................................2

         1.16     "FD&C Act"......................................................................2

         1.17     "Fully Burdened Staffing Costs".................................................2

         1.18     "IND"...........................................................................3

         1.19     "Intellectual Property Rights"..................................................3

         1.20     "Innovations"...................................................................3

         1.21     "Letter Agreement"..............................................................3

         1.22     "Manufacturing Phase"...........................................................3

         1.23     "ONYX-015"......................................................................3

         1.24     "ONYX-015 Derivative"...........................................................3

         1.25     "Onyx Innovations"..............................................................3

         1.26     "Onyx Partner"..................................................................3

         1.27     "Party" and "Parties"...........................................................3

         1.28     "Patents".......................................................................3

         1.29     "Project".......................................................................3

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

         1.30     "Project Innovations"...........................................................3

         1.31     "Project Team"..................................................................3

         1.32     "Regulatory Approval"...........................................................3

         1.33     "Regulatory Authority"..........................................................4

         1.34     "Shelf Life"....................................................................4

         1.35     "Specifications"................................................................4

         1.36     "Suite".........................................................................4

         1.37     "Third Party"...................................................................4

         1.38     "Work Plan".....................................................................4

         1.39     "XOMA Innovations"..............................................................4

         1.40     "Yield".........................................................................4

2.       OVERVIEW AND GOVERNANCE OF MANUFACTURING RELATIONSHIP....................................4

         2.1      Project; Committed Resources; Schedule..........................................4

         2.2      Work Plan.......................................................................5

         2.3      Project Team....................................................................5

         2.4      Senior Management Oversight and Dispute Resolution..............................6

         2.5      Specifications; Changes to Specifications and Work Plan.........................6

         2.6      Onyx Representatives............................................................7

         2.7      Non-Exclusive Relationship......................................................7

         2.8      Non-Solicitation and Non-Hire Obligations.......................................7

         2.9      Compliance with Laws............................................................7

3.       FACILITIES AND EQUIPMENT.................................................................7

         3.1      Dedicated Manufacturing Suite...................................................7

         3.2      Additional Equipment and Facility Modifications.................................8

                  (a)      Development Phase Equipment Purchases..................................8

                  (b)      Manufacturing Phase Equipment Purchases................................8

                  (c)      Suite Modifications....................................................8

         3.3      Replacement Suite...............................................................8

         3.4      Compliance Audit................................................................9

4.       TECHNOLOGY TRANSFER, SCALE-UP, PURIFICATION AND PROCESS DEVELOPMENT......................9

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

         4.1      Manufacturing Technology Transfer to XOMA.......................................9

         4.2      Scale-up of Manufacture.........................................................9

                  (a)      Establishment of Commercial Scale......................................9

                  (b)      Additional Registration Batches........................................9

                  (c)      Non-Attainment of [ * ]L Scale........................................10

         4.3      Production at Development Scale................................................10

5.       CLINICAL AND COMMERCIAL SUPPLY; REGULATORY MATTERS......................................10

         5.1      Raw Materials Services; In-Process Testing.....................................10

         5.2      Minimum Batch Manufacture......................................................11

                  (a)      First Year............................................................11

                  (b)      Subsequent Years......................................................11

                  (c)      Additional Batches....................................................11

                  (d)      Reductions in Minimum Batch Commitments...............................11

                  (e)      Increases in Capacity for Drug Substance Manufacture..................11

         5.3      Orders and Supply..............................................................12

                  (a)      General...............................................................12

                  (b)      Purchase Orders.......................................................12

                  (c)      Cancellations.........................................................12

                  (d)      Rescheduling..........................................................12

         5.4      Commercial Supply Forecast.....................................................12

         5.5      Delivery.......................................................................12

         5.6      Testing, Acceptance and Rejection..............................................13

         5.7      Regulatory Changes.............................................................14

         5.8      Change in Manufacturing Process................................................14

         5.9      Samples........................................................................14

         5.10     Regulatory Matters.............................................................14

6.       PRICES AND PAYMENT......................................................................15

         6.1      Upfront Payment................................................................15

         6.2      Space Fee......................................................................15

         6.3      Equipment and Facility Reimbursement...........................................15

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

         6.4      Personnel Costs................................................................15

                  (a)      Development Phase.....................................................15

                  (b)      Manufacturing Phase...................................................15

                  (c)      Regulatory Work.......................................................15

                  (d)      Post-Termination or -Expiration Technology Transfer...................16

         6.5      Milestone Payments.............................................................16

                  (a)      Initial Commercial Scale Batch Meeting Specifications and
                           with Adequate Yield...................................................16

                  (b)      Yield Improvements....................................................16

                  (c)      Regulatory Approval for Facility......................................16

         6.6      Commercial Scale Batch Payments................................................17

                  (a)      Batch Price...........................................................17

                  (b)      Additional Batches....................................................17

                  (c)      Adjustments...........................................................17

                  (d)      Additional Orders at Commercial Scale.................................17

         6.7      Payment........................................................................17

         6.8      Records........................................................................17

         6.9      Taxes Withheld.................................................................18

7.       TECHNOLOGY AND INFORMATION..............................................................18

         7.1      Technology Transfer............................................................18

                  (a)      Periodic Updates......................................................18

                  (b)      Expiration, Termination or upon Request...............................18

         7.2      Information....................................................................19

                  (a)      Documentation.........................................................19

                  (b)      Access................................................................19

                  (c)      Audit of Records......................................................19

         7.3      Licenses.......................................................................19

                  (a)      Development and Manufacturing License to XOMA.........................19

                  (b)      Project Innovations License to XOMA...................................19

                  (c)      XOMA Innovations License to Onyx......................................19

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       iv.

                               TABLE OF CONTENTS
                                  (CONTINUED)

         7.4      Ownership of Innovations and Intellectual Property.............................20

                  (a)      Third Party Technology................................................20

                  (b)      Onyx Innovations......................................................20

                  (c)      XOMA Innovations......................................................20

                  (d)      Project Innovations...................................................20

         7.5      Patenting of Project Innovations...............................................20

         7.6      Infringement of Patents........................................................21

8.       REPRESENTATIONS AND WARRANTIES; DISCLAIMERS.............................................22

         8.1      Drug Substance Warranties and Remedy...........................................22

                  (a)      Warranties............................................................22

                  (b)      Remedy................................................................22

         8.2      General Representations and Warranties.........................................22

                  (a)      Corporate Existence and Power.........................................22

                  (b)      Authority and Binding Agreement.......................................22

                  (c)      Title.................................................................23

         8.3      Warranty Disclaimer............................................................23

9.       INDEMNIFICATION; LIMITATION OF LIABILITY................................................23

         9.1      Onyx Indemnity.................................................................23

         9.2      XOMA Indemnity.................................................................23

         9.3      Separate Defenses..............................................................23

         9.4      Expenses.......................................................................24

         9.5      Limitation of Liability........................................................24

10.      CONFIDENTIALITY.........................................................................24

         10.1     Confidential Information; Exceptions...........................................24

         10.2     Authorized Disclosure..........................................................25

         10.3     Press Releases.................................................................26

         10.4     Requests for Confidential Treatment............................................26

         10.5     Return of Confidential Information.............................................26

         10.6     Injunctive Relief..............................................................26

         10.7     Survival.......................................................................26

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       v.

                               TABLE OF CONTENTS
                                  (CONTINUED)

         10.8     Superseding Effect.............................................................27

11.      TERM AND TERMINATION....................................................................27

         11.1     Term...........................................................................27

         11.2     Termination by XOMA............................................................27

         11.3     Termination by Onyx............................................................27

                  (a)      Delay in Performance by XOMA..........................................27

                  (b)      For Convenience Before Attainment of Commercial Scale.................28

                  (c)      For Convenience After Attainment of Commercial Scale..................28

         11.4     Breach.........................................................................29

         11.5     Technology Transfer............................................................29

         11.6     Surviving Obligations..........................................................29

12.      MISCELLANEOUS...........................................................................29

         12.1     Notice.........................................................................29

         12.2     Use of Names...................................................................30

         12.3     Formal Dispute Resolution......................................................30

                  (a)      Arbitration...........................................................30

                  (b)      Intellectual Property Disputes........................................31

         12.4     Rights in Bankruptcy...........................................................31

         12.5     Waiver.........................................................................32

         12.6     Assignment; Binding Effect.....................................................32

         12.7     Independent Parties............................................................32

         12.8     Force Majeure..................................................................32

         12.9     Severability...................................................................32

         12.10    Governing Law..................................................................33

         12.11    Entire Agreement; Modification.................................................33

         12.12    Counterparts...................................................................33

EXHIBIT A         SPECIFICATIONS................................................................A-1

EXHIBIT B         SUITE.........................................................................B-1

EXHIBIT C         PRESS RELEASES................................................................C-1

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       vi.

                 PROCESS DEVELOPMENT AND MANUFACTURING AGREEMENT

         THIS AGREEMENT (the "AGREEMENT") is made effective as of the 29th day of January, 2001 ("EFFECTIVE Date"), by and between XOMA (US) LLC, a Delaware limited liability company ("XOMA"), with offices at 2910 Seventh Street, Berkeley, California 94710, USA, and ONYX PHARMACEUTICALS, INC., a Delaware corporation ("ONYX"), with offices at 3031 Research Drive, Richmond, California 94806, USA. XOMA and Onyx are sometimes referred to herein individually as a "PARTY" and collectively as "PARTIES".

                                    RECITALS

         WHEREAS, Onyx, a biotechnology company engaged in the discovery and development of novel pharmaceuticals for cancer indications, has discovered and, together with its collaboration partner, Pfizer Inc. ("PFIZER"), is developing a novel replicating virus, ONYX-015 (also known as CI-1042 and further defined below), as a biopharmaceutical product now in Phase III clinical trials. Currently, ONYX-015 is manufactured at small scale by contract manufacturers;

         WHEREAS, XOMA is a company that has developed substantial expertise in process development, scale-up, and small- and large-scale manufacturing of its own and its partners' biopharmaceutical products, and, in addition, has invested in biopharmaceutical manufacturing facilities; and

         WHEREAS, Onyx would like to engage XOMA to scale up and improve the process for the manufacture of ONYX-015 and to manufacture and supply ONYX-015 in bulk form for clinical trials and for the commercial launch of the ONYX-015 product, and XOMA would like to provide such services to Onyx.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth below, Onyx and XOMA mutually agree as follows:

1.       DEFINITIONS.

         As used in this Agreement, the following terms will have the following meanings:

         1.1      "ACCEPTANCE PERIOD" shall have the meaning given such term in
Section 5.6(a).

         1.2 "AFFILIATE" means any person or entity that, directly or indirectly, through one or more intermediaries, Owns, is Owned by or is under common Ownership with, a Party, where "Own", "Owned" or "Ownership" refers to
(a) direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable ownership in any other type of entity; or (b) the actual ability of an entity, person or group to control and direct the management of the person or entity, whether by contract or otherwise.

         1.3 "ATTAINMENT OF COMMERCIAL SCALE" shall have the meaning given such term in Section 4.2(b).

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      1.

         1.4 "BATCH" means a specific quantity of Drug Substance that is intended to have a uniform character and quality, within specified limits, and that is produced according to a single manufacturing order during the same cycle of manufacture.

         1.5 "BLA" means a Biologics License Application filed with the FDA or other equivalent application(s) for Regulatory Approval in a jurisdiction other than the United States of America.

         1.6 "CGMP" means the then current standards for manufacture of biologicals, as set forth in the FD&C Act, and such standards of good manufacturing practice as are required by the FDA or other Regulatory Authorities with jurisdiction where ONYX-015 will be used in clinical trials or commercialized.

         1.7 "COMMERCIAL SCALE" means the [ * ]L nominal volume fermentation bioreactor production scale for the ONYX-015 manufacturing process that will result from scale-up work during the Development Phase, as it may be modified pursuant to Section 4.2(c).

         1.8 "CONFIDENTIAL INFORMATION" shall have the meaning given such term in Section 10.1.

         1.9 "CONTROL", "CONTROLS" and "CONTROLLED" mean, with respect to a particular item of information or Intellectual Property Right, that the applicable Party owns or has a license to such item or right and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such item or rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         1.10     "DELIVERY DATE" shall have the meaning given such term in
Section 5.3(a).

         1.11     "DEVELOPMENT PHASE" shall have the meaning given such term in
Section 2.2.

         1.12 "DEVELOPMENT SCALE" means the [ * ]L, [ * ]L or comparable nominal volume fermentation bioreactor production scales for the Drug Substance manufacturing process transferred to XOMA and further developed under this Agreement.

         1.13 "DRUG SUBSTANCE" means a formulation of purified bulk ONYX-015 that has been manufactured and processed to the stage where it is suitable for fill-and-finish procedures yielding the ONYX-015 product suitable for release for use in clinical trials or commercial sales.

         1.14     "FACILITY" shall have the meaning given such term in Section
3.1.

         1.15 "FDA" means the United States Food and Drug Administration, or any successor agency.

         1.16 "FD&C ACT" means the United States Food, Drug and Cosmetics Act and applicable regulations and guidances promulgated thereunder, as amended from time to time.

         1.17 "FULLY BURDENED STAFFING COSTS" shall have the meaning given such term in Section 6.4(a).

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      2.

         1.18 "IND" means an Investigational New Drug application as defined in the FD&C Act and/or its equivalent in any country other than the United States of America, the filing of which is necessary to commence clinical testing of pharmaceutical products in humans.

         1.19 "INTELLECTUAL PROPERTY RIGHTS" means patents, copyrights, trademarks, service marks, trade secrets, mask works, and applications for the foregoing, in any country, supranational organization or territory of the world.

         1.20 "INNOVATIONS" means inventions, discoveries, works of authorship, trade secrets and other know-how or developments.

         1.21     "LETTER AGREEMENT" shall have the meaning given such term in
Section 2.1(a).

         1.22 "MANUFACTURING PHASE" shall have the meaning given such term in Section 2.2.

         1.23 "ONYX-015" means the formulation of the genetically engineered adenovirus DL1520 described in US Patent Numbers 5,677,178 and 5,846,945, selected by ONYX, that is currently in Phase III clinical trials.

         1.24 "ONYX-015 DERIVATIVE" means ONYX-015 derivatized by engineering the ONYX-015 genome to contain one or more additional transgenes that code for one or more protein(s).

         1.25     "ONYX INNOVATIONS" shall have the meaning given such term in
Section 7.4(b).

         1.26 "ONYX PARTNER" means any Third Party collaboration partner of Onyx pursuant to a written agreement for the development and/or commercialization of the ONYX-015 product, of which partner Onyx has given written notice to XOMA. For clarity, Onyx's Third Party collaboration partner for such purposes as of the Effective Date is Pfizer.

         1.27 "PARTY" and "PARTIES" shall have the meanings given such terms, respectively, in the first paragraph of this Agreement.

         1.28 "PATENTS" means (i) United States issued patents, re-examinations, reissues, renewals, extensions, patent term restorations, and foreign counterparts of each of the foregoing; and (ii) pending applications for United States patents and foreign counterparts thereof, whether issued or not.

         1.29     "PROJECT" shall have the meaning given such term in Section
2.1.

         1.30 "PROJECT INNOVATIONS" shall have the meaning given such term in Section 7.4(d)(i).

         1.31     "PROJECT TEAM" shall have the meaning given such term in
Section 2.3.

         1.32 "REGULATORY APPROVAL" means all approvals, product and/or establishment licenses, registrations or authorizations of all supranational, national or local regulatory agencies

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      3.

and other governmental entities, necessary for the manufacture, use, storage, import, export, transport and sale of a biological product in a jurisdiction.

         1.33 "REGULATORY AUTHORITY" means a supranational, national or local regulatory agency or other governmental entity with the authority to grant a Regulatory Approval.

         1.34 "SHELF LIFE" means the length of time that Drug Substance can be stored at conditions measured and documented as set forth in the Specifications, as set forth in any BLA for ONYX-015, as it may be amended or any Regulatory Approval for ONYX-015.

         1.35 "SPECIFICATIONS" means the specifications and testing procedures for Batches of Drug Substance manufactured under this Agreement, as set forth in Exhibit A and as amended from time to time pursuant to Section 2.5.

         1.36     "SUITE" shall have the meaning given such term in Section 3.1.

         1.37 "THIRD PARTY" means any person or entity other than the Parties or their respective Affiliates.

         1.38     "WORK PLAN" shall have the meaning given such term in Section
2.2.

         1.39     "XOMA INNOVATIONS" shall have the meaning given such term in
Section 7.4(c).

         1.40 "YIELD" means the percentage ratio of the number of particles of ONYX-015 in the purified Drug Substance to the number of particles of ONYX-015 in the initial crude virus homogenate of the cells harvested from the fermentation bioreactor batch.

2.       OVERVIEW AND GOVERNANCE OF MANUFACTURING RELATIONSHIP.

         2.1 PROJECT; COMMITTED RESOURCES; SCHEDULE. XOMA and Onyx are entering into a strategic manufacturing relationship (the "PROJECT"), with the purpose of XOMA producing clinical and commercial supplies of Drug Substance in compliance with Specifications at Commercial Scale for Onyx. Subject to the terms and conditions of this Agreement, XOMA will carry out the Project in accordance with this Agreement and the Work Plan (as defined in Section 2.2) and in full compliance with cGMP. XOMA will commit to the Project appropriate personnel (including without limitation those with expertise in technical development, manufacturing, operations, quality control, quality assurance and regulatory affairs) and appropriate facilities in its biopharmaceutical manufacturing facility located in Berkeley, California. Onyx will commit such of its personnel with appropriate expertise to provide monitoring and, as appropriate, technical consultation for the Project. XOMA and Onyx recognize the importance of timely execution of the Project and accordingly each will give priority to the Project, assign adequate staffing and other resources and use all diligent, commercially reasonable efforts to maximize the potential of achieving successful completion of the Project (including without limitation timely provision of all deliverables in accordance with the Work Plan) according to the following schedule:

                  (a) The Parties have initiated certain aspects of the Project prior to the Effective Date pursuant to the Letter Agreement by and between them dated January 12, 2001

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      4.

(the "LETTER AGREEMENT"). Onyx and XOMA each will give priority to completion, as promptly as reasonably practicable, of (i) the transfer of technology relating to the manufacture of Drug Substance from Onyx and its Third Party manufacturers to XOMA, (ii) the planning and implementation of the Development Phase, and (iii) the initial planning for the Manufacturing Phase.

                  (b) Beginning in [ * ], XOMA plans to initiate Development Scale production of Drug Substance in the Suite, which shall be dedicated to the production of Drug Substance under this Agreement. As reasonably requested by XOMA, Onyx will provide raw materials, buffers, media, cell banks and viral banks that have been released by Onyx quality assurance and/or quality control personnel and will provide certificates of analysis therefor.

                  (c) Upon completion of manufacture of Batches of Drug Substance at Development Scale, in approximately [ * ] depending on how many Batches are agreed to by the Parties, XOMA plans to initiate development work for process improvements that further scale up the ONYX-015 manufacturing process and increase the Yield of ONYX-015. Onyx will make available reasonable numbers of its scientific staff from its Process Sciences group with appropriate expertise to participate in this work, if needed by XOMA.

                  (d) Upon completion of Development Phase work, XOMA plans to implement the process improvements and expects to produce the first Commercial Scale Batch pursuant to Section 4.2(a) in approximately [ * ].

                  (e) Throughout the Development Phase, Onyx will make scientific and technical staff available as necessary and reasonably useful to assist XOMA's efforts.

                  (f) The Parties anticipate that XOMA will commence the manufacture of the second and third registration Batches pursuant to Section 4.2(b) in approximately [ * ].

         2.2 WORK PLAN. As soon as practicable, but in any case within 45 days after the Effective Date, Onyx and XOMA shall develop a mutually agreed, detailed work plan (the "WORK PLAN") for the technology transfer, scale-up, purification, and process development work to be carried out pursuant to Section 4 through production of the first registration Batch at Commercial Scale pursuant to Section 4.2(a) (the "DEVELOPMENT PHASE"), and for the Commercial Scale manufacturing to be carried out pursuant to Section 5 beginning with the second registration Batch pursuant to Section 4.2(b) (the "MANUFACTURING PHASE"). The Project Team members shall review the Work Plan and consult as to its continuing suitability at their meetings pursuant to Section 2.3 and shall implement any revisions thereto that are mutually acceptable to both Parties.

         2.3 PROJECT TEAM. Promptly after the Effective Date, the Parties will form a Project Team ("PROJECT TEAM"), with each Party designating two (2) members of the Project Team. Each Party may replace or supplement its members on the Project Team and will at all times ensure that its current Project Team members have expertise appropriate to the current stage of the Project. The Project Team will be responsible for reviewing progress of the Project under the Work Plan and to discuss and decide on any potential revisions to the Work Plan. The Project Team may make decisions only by the unanimous consensus of all members thereof. If there are

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      5.

any matters on which the Project Team is unable to achieve consensus, either Party's Project Team members may refer the matter to the CEOs of both Parties as further described in Section 2.4. During the Development Phase, the Project Team shall hold meetings as agreed by Project Team members or as requested by either Party. During the Manufacturing Phase, the Project Team shall hold meetings as agreed by Project Team members or as requested by either Party to review the progress of ONYX-015 in clinical development and the status of manufacturing of ONYX-015 for clinical and commercial supply.

         2.4 SENIOR MANAGEMENT OVERSIGHT AND DISPUTE RESOLUTION. Members of the senior management of Onyx and XOMA will hold meetings as agreed by such persons or as requested by either Party at least annually to review the status of the Project and progress under the Work Plan. In addition, if members of the Project Team refer any matters to the CEOs of the Parties pursuant to Section 2.3, then (i) for matters involving the definition or contents of the Work Plan or the Specifications or re-designation of the Commercial Scale pursuant to
Section 4.2(c), the CEOs of the Parties will consult in good faith as to such matter, and the Onyx CEO will determine the resolution thereof in his or her sole discretion, subject to the provisions of Section 2.5(b), or (ii) for any other matter, the CEOs of the Parties will attempt in good faith to resolve such matter for thirty (30) days.

         2.5      SPECIFICATIONS; CHANGES TO SPECIFICATIONS AND WORK PLAN.

                  (a) As of the Effective Date, Onyx and Pfizer have agreed upon the current Specifications for Drug Substance, which are attached hereto as Exhibit A. Onyx may change the Specifications from time to time, after consulting with XOMA in advance as to such changes, and such revised Specifications shall replace the previous Specifications and shall be deemed to be part of this Agreement as Exhibit A. In particular, the Parties expect that Onyx will change the Specifications as a result of process changes made during the Development Phase under Section 4 and the data obtained from registration Batches manufactured pursuant to Section 4.2, and that such modified Specifications will be consistent with FDA expectations for purity, potency, and other product characteristics. Onyx and XOMA expect that the modified Specifications will be comparable to Specifications existing as of the Effective Date, particularly as regards purity and potency.

                  (b) Onyx shall be responsible for any incremental costs incurred by XOMA as a result of any changes to the Specifications or the Work Plan pursuant to clause (i) of Section 2.4 or to Section 2.5(a). If such changes significantly and adversely affect the ability of XOMA to manufacture Drug Substance in compliance with Specifications or require significant modifications to the Suite in order to permit XOMA to manufacture Drug Substance in accordance with the Specifications, then at XOMA's election, the Parties will undertake, diligently and in good faith, such of the following as is appropriate in light of the changes in the Specifications: (i) the Parties will renegotiate the terms of this Agreement so as to permit XOMA to perform its obligations under this Agreement with substantially the same economic benefit for its efforts; (ii) the Parties will agree upon an extension of the timeframes in Section 11.3(a) pursuant to which Onyx may terminate the Agreement without penalty; and/or (iii) the Parties will agree upon an extension of the period during which XOMA will manufacture the guaranteed minimum number of Batches so as to permit XOMA to recapture its economic benefits as contemplated in this Agreement.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      6.

         2.6 ONYX REPRESENTATIVES. Onyx shall be allowed to have, at its cost, up to two (2) representatives, escorted by XOMA personnel, with full access to the Suite during the manufacture of ONYX-015 for the purpose of observing, reporting on, and consulting as to such manufacturing efforts. Prior to receiving such access, such representatives will enter into XOMA's standard form of confidentiality agreement, which will be commercially reasonable and will permit such representatives to disclose information learned to Onyx, Pfizer, and any other Onyx Partner approved in writing in advance by XOMA, such approval not to be unreasonably withheld. XOMA will reasonably cooperate in enabling such representatives to carry out their responsibilities and will make adequate temporary desk space and other reasonable resources available to these representatives during the periods they are working at XOMA.

         2.7 NON-EXCLUSIVE RELATIONSHIP. The manufacturing relationship set forth in this Agreement will be non-exclusive. Onyx is presently obtaining ONYX-015 from two contract manufacturers and, subject to its compliance with the minimum purchase requirements of this Agreement, Onyx shall have the right to establish additional manufacturing arrangements with these parties or new arrangements with other parties.

         2.8 NON-SOLICITATION AND NON-HIRE OBLIGATIONS. During the term of this Agreement and for two (2) years after expiration or termination hereof, without the other Party's prior written consent, neither Onyx nor XOMA shall solicit for employment or for an independent contractor relationship, hire as an employee, or enter into an independent contractor relationship with, any persons who are currently employed by the other Party or who, at any time during the term of this Agreement, are employed by the other Party; PROVIDED, HOWEVER, that nothing in this Section 2.8 shall restrict a Party from soliciting, employing or engaging as an independent contractor any former employee of the other Party who is at such time employed by a Third Party.

         2.9 COMPLIANCE WITH LAWS. In carrying out its obligations under this Agreement, each Party will comply with all material laws, regulations, requirements and orders of any and all United States federal, state and local authorities and agencies (including without limitation all laws and regulations of such territories applicable to the transportation, storage, use, handling and disposal of hazardous materials) applicable to the manufacture of ONYX-015 and the Facility. XOMA will maintain during the term of this Agreement all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

3.       FACILITIES AND EQUIPMENT.

         3.1 DEDICATED MANUFACTURING SUITE. XOMA will dedicate, exclusively to the Project, the manufacturing suite identified in Exhibit B (the "SUITE"), and equipment at its biopharmaceutical manufacturing facility at 2910 Seventh Street, Berkeley, California (the "FACILITY"). The equipment shall include bioreactors with [ * ]L, [ * ]L, and [ * ] nominal volumes and [ * ]L, [ * ]L and [ * ]L approximate working volumes, respectively, dedicated cell culture, fermentation and purification space, and all other equipment specified in the Work Plan. The Suite will remain dedicated exclusively to the Project during the term of this Agreement, including any extensions thereto.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      7.

         3.2      ADDITIONAL EQUIPMENT AND FACILITY MODIFICATIONS.

                  (a) DEVELOPMENT PHASE EQUIPMENT PURCHASES. The Parties acknowledge that certain equipment must be obtained for the Development Phase, some of which will be specified in the initial Work Plan and some of which will not be identifiable when the initial Work Plan is adopted. During the Development Phase, XOMA shall purchase for its own account and for delivery to the Facility, all equipment that is to be dedicated to the Project during the Development Phase, as either set forth in the Work Plan or approved in writing in advance by Onyx, which approval shall not be unreasonably withheld. Onyx will reimburse XOMA for such equipment purchases pursuant to Section 6.3. If such equipment is not used for the Project or for other Onyx products, then upon the Parties' mutual agreement, either XOMA will transfer the equipment to Onyx at [
* ], or XOMA will reimburse Onyx for the equipment at its [ * ], but if the Parties do not reach agreement within thirty (30) days, XOMA will transfer the equipment to Onyx at [ * ]. Onyx will pay any costs of the physical transfer of such equipment to Onyx.

                  (b) MANUFACTURING PHASE EQUIPMENT PURCHASES. Before production of the first batch of ONYX-015 at Commercial Scale in accordance with
Section 4.2(a), it may be necessary to obtain additional equipment dedicated to the Project for manufacture of clinical and commercial supplies of ONYX-015 at Commercial Scale (e.g. replacement columns). XOMA will purchase for its own account and for delivery to the Facility any such additional dedicated equipment for the Project during the Manufacturing Phase, as either set forth in the Work Plan or as approved in advance in writing by Onyx, which approval shall not be unreasonably withheld. Onyx will reimburse XOMA for such equipment purchases pursuant to Section 6.3.

                  (c) SUITE MODIFICATIONS. As set forth in the Work Plan or upon prior approval of Onyx, XOMA will make modifications to the Suite required for the Project, and Onyx will reimburse XOMA for the costs thereof pursuant to
Section 6.3. XOMA shall exclusively own all such modifications to the Suite.

         3.3 REPLACEMENT SUITE. On a one-time basis, XOMA may elect to give written notice to Onyx that XOMA wishes to use the Suite for another product of XOMA or a Third Party, and in the notice XOMA will in good faith represent that a bona fide conflict exists for XOMA's manufacturing capacity. Within thirty
(30) days of receipt of such notice, Onyx may elect, at its sole option, to provide XOMA with a one-time fee [ * ], which is intended to defray some of the costs associated with the construction of a suite reasonably comparable to the Suite and suitable for cGMP manufacturing within the Facility for the purpose of accommodating a XOMA or Third Party product. If Onyx provides such a fee to XOMA, then either (i) XOMA will, within [ * ] of receipt of such fee, select the site for such suite and prepare drawings for such suite that are approved by responsible management and are suitable for preparation of schematics for such suite, and will otherwise complete such additional suite as quickly as reasonably practicable, or (ii) XOMA will promptly refund the [ * ] fee to Onyx. If Onyx does not elect to provide XOMA with the one-time [ * ] fee within the above-referenced thirty (30) day period, XOMA may terminate this Agreement upon at least [ * ] months prior written notice pursuant to Section 11.2(b).

         3.4 COMPLIANCE AUDIT. XOMA acknowledges that, promptly following the Effective Date, Pfizer representatives will perform a regulatory compliance audit of the Suite and the

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      8.

Facility for purposes of this Agreement, and XOMA will provide access during reasonable business hours to Pfizer and Onyx representatives for such purpose and will otherwise reasonably cooperate with such audit. If Pfizer identifies any deficiencies in either the Facility or XOMA manufacturing processes, XOMA will take any corrective measures reasonably requested by Pfizer and approved by Onyx, at Onyx's cost. XOMA will similarly cooperate with a reasonable number of future regulatory compliance audits by Onyx or Onyx Partners at a reasonable frequency; PROVIDED, HOWEVER, that if XOMA does not approve of such Onyx Partner in writing in advance (such approval not to be unreasonably withheld), a mutually agreed Third Party shall conduct such audit. Prior to any audit under this Section 3.4, the applicable representatives will enter into XOMA's standard form of confidentiality agreement, which will be commercially reasonable and will permit such representatives to disclose the audit results to Onyx and the applicable Onyx Partner.

4.       TECHNOLOGY TRANSFER, SCALE-UP, PURIFICATION AND PROCESS DEVELOPMENT.

         4.1 MANUFACTURING TECHNOLOGY TRANSFER TO XOMA. The Parties have initiated under the Letter Agreement, and will continue and complete as quickly as practicable, the transfer of all relevant technology for the manufacture of ONYX-015 at Development Scale from Onyx and its Third Party manufacturers to XOMA.

         4.2      SCALE-UP OF MANUFACTURE.

                  (a) ESTABLISHMENT OF COMMERCIAL SCALE. In accordance with the Work Plan and as quickly as reasonably practicable, XOMA will scale up the manufacturing scale for Drug Substance to Commercial Scale, including, without limitation, performing process development work to improve the manufacturing process for Drug Substance that is transferred to XOMA pursuant to Section 4.1, increasing of the Drug Substance Yield, and addressing FDA expectations for quality (i.e., purity and potency). The goal of such efforts will be the production of the first Batch at Commercial Scale of Drug Substance that meets Specifications and that results in an overall Drug Substance Yield of at least [ * ] (which Yield level will not be deemed pursuant to this Section 4.2(a) to be a Specification). This minimum Yield percentage of [ * ] is an estimate based on production at the [ * ]L fermentation bioreactor scale, and it is subject to confirmation and mutually agreed good faith adjustment by the Parties based upon initial manufacturing runs at Development Scale.

                  (b) ADDITIONAL REGISTRATION BATCHES. In accordance with the Work Plan and as quickly as reasonably practicable after production of the initial Batch at Commercial Scale pursuant to Section 4.2(a), XOMA will (i) manufacture a minimum of an additional [ * ] Batches at Commercial Scale with a Yield of at least [ * ] (as such Yield level may be adjusted pursuant to Section 4.2(a), and which Yield level will not be deemed pursuant to this Section 4.2(b) to be a Specification) that meet then-current Specifications in compliance with cGMP, as required to support the preparation and filing of appropriate documentation with FDA and other Regulatory Authorities to permit the use of these Batches and additional Batches manufactured at Commercial Scale for human clinical trials, and (ii) lock-down such scaled-up manufacturing process for Drug Substance for purposes of filing a BLA for ONYX-015 product. Successful manufacture of such [ * ] Batches at Commercial Scale and the related lock-down set forth in Sections 4.2(a) and 4.2(b)(i) and (ii) collectively shall constitute "ATTAINMENT OF COMMERCIAL

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      9.

SCALE". Onyx, in consultation with XOMA, will use data from at least [ * ] Commercial Scale Batches to finalize the Specifications consistent with FDA expectations for purity, potency and other ONYX-015 product characteristics.

                  (c) NON-ATTAINMENT OF [ * ]L SCALE. If either Party believes that it will not be commercially feasible to attain and implement the [ * ]L nominal volume fermentation bioreactor production scale for the ONYX-015 manufacturing process, the Parties will consult in good faith as to the feasibility of attaining such manufacturing scale. If Onyx, acting in good faith, determines that it is not commercially feasible to attain such [ * ]L scale, it may select the [ * ]L Development Scale as the Commercial Scale for the ONYX-015 manufacturing process for purposes of the filing of the BLA for ONYX-015, and the Parties will agree in good faith on an equitable adjustment of the price to be paid by Onyx for each Batch at such revised Commercial Scale. Furthermore, XOMA will have no obligation to produce more than [ * ] Batches per calendar year at such [ * ]L Commercial Scale, but the Parties will negotiate in good faith if Onyx desires Batches in excess of the [ * ] Batches per calendar year to be provided pursuant to this Section 4.2(c).

         4.3 PRODUCTION AT DEVELOPMENT SCALE. Concurrent with scale-up work pursuant to Section 4.2 and as quickly as reasonably practicable, XOMA will manufacture according to cGMP [ * ] Batches of Drug Substance at Development Scale that meet Specifications, in accordance with the Work Plan. XOMA will retain a portion of such Batches agreed to by the Parties for scale-up work pursuant to Section 4.2, and Onyx will receive at least half of each such Batch for purposes of (i) satisfying Onyx and Pfizer's projected needs for a working supply bank of active ONYX-015 virus and for ONYX-015 supplies for critical clinical trials, (ii) supporting the preparation and filing of appropriate documentation (e.g. a Drug Master File or any new or amended INDs for ONYX-015 that Onyx or an Onyx Partner may file), and/or (iii) supporting any BLA that Onyx or Pfizer may file for ONYX-015. The Parties will consult as to Onyx's additional needs for Development Scale Batches, based on its needs for the purposes set forth in this Section 4.3, and XOMA will consider in good faith any requests by Onyx for such additional production of Drug Substance at Development Scale, with any production to be included in the Work Plan only upon the Parties' mutual agreement. If XOMA produces any additional Development Scale Batch pursuant to this Section 4.3, then: (i) the Parties will agree upon an extension of the timeframes in Section 11.3(a) pursuant to which Onyx may terminate this Agreement without penalty; and/or (ii) the Parties will agree upon an extension of the period during which XOMA will manufacture the guaranteed minimum number of Batches so as to permit XOMA to recapture its economic benefits as contemplated in this Agreement.

5.       CLINICAL AND COMMERCIAL SUPPLY; REGULATORY MATTERS.

         5.1 RAW MATERIALS SERVICES; IN-PROCESS TESTING. After production of the first Commercial Scale Batch of Drug Substance in accordance with Section 4.2(a), XOMA will provide in accordance with the Work Plan and cGMP, all ordering, testing, inventorying and releasing services for all raw materials used in the manufacture of Drug Substance under this Agreement and full in-process testing for continued manufacture of Drug Substance under this Agreement. Except for banks of ONYX-015 and host cells reasonably required by XOMA, XOMA shall obtain all raw materials (e.g. resins, buffers, media, etc.) for manufacture of Drug

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      10.

Substance under this Section 5, and Onyx shall not be responsible for the purchase of any such raw materials.

         5.2 MINIMUM BATCH MANUFACTURE. Following Attainment of Commercial Scale, XOMA will manufacture additional Batches of Drug Substance that comply with the warranties in Section 8.1(a) as follows, subject to Section 4.2(c).

                  (a) FIRST YEAR. Subject to Sections 5.2(c) and (d), during the first twelve (12) months following Attainment of Commercial Scale, in addition to the [ * ] registration Batches described in Section 4.2, XOMA will manufacture and supply to Onyx, and Onyx will order and purchase, a guaranteed minimum of [ * ] Batches at Commercial Scale.

                  (b) SUBSEQUENT YEARS. Subject to Sections 5.2(c) and (d), XOMA will manufacture and supply to Onyx, and Onyx will order and purchase, a guaranteed minimum of [ * ] Batches at Commercial Scale during each twelve (12) month period during the term of this Agreement (including without limitation any term extensions pursuant to Section 11.1), commencing on an anniversary of the Attainment of Commercial Scale, or, for any period of less than twelve (12) months at the end of such term, a number of Batches equal to [ * ] multiplied by a fraction equal to the number of months in such remaining period divided by 12, with any fraction to be rounded up or down to the nearest whole number and fractions of 0.5 to be rounded up to the next whole number.

                  (c) ADDITIONAL BATCHES. XOMA will fulfill purchase orders submitted by Onyx in accordance with Section 5.3 for Batches in excess of Onyx's minimum commitments pursuant to this Section 5.2, up to a maximum of the normal and commercially reasonable capacity of the Suite (which the Parties agree is at least [ * ] Batches per year).

                  (d) REDUCTIONS IN MINIMUM BATCH COMMITMENTS. Onyx shall have the right during the term of the Agreement, as it may be extended pursuant to Section 11.1, upon at least six (6) months written notice and upon payment of a fee of [ * ] of the per-Batch charge as calculated pursuant to Section 6.6, to reduce the minimum Batch commitment under Section 5.2(a) by up to [ * ] Batches, and to reduce the minimum Batch commitment under Sections 5.2(b) by up to [ * ] Batches per year; provided, however, that Onyx may not cancel any firm order except pursuant to Section 5.3(c).

                  (e) INCREASES IN CAPACITY FOR DRUG SUBSTANCE MANUFACTURE. If Onyx determines that the Suite has insufficient capacity for the manufacture of Drug Substance at Commercial Scale, in light of Onyx and any Onyx Partner's needs for ONYX-015 product, and Onyx desires that XOMA supply such additional needs, it will so notify XOMA, and the Parties will negotiate in good faith to attempt to reach an agreement, the purpose of which would be for XOMA to manufacture Drug Substance to fulfill Onyx's needs for additional Drug Substance.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       11.
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         5.3      ORDERS AND SUPPLY.

                  (a) GENERAL. During the term of this Agreement, for each Batch of Drug Substance that XOMA is to supply to Onyx, Onyx will provide XOMA with a firm, non-cancelable (except as permitted in Section 5.3(c)) purchase order for each Batch at least nine (9) months before the exact date it wishes such Batch to be delivered by XOMA (the "DELIVERY DATE"), which Delivery Date shall be specified in the purchase order.

                  (b) PURCHASE ORDERS. Any purchase order for Drug Substance that Onyx submits shall reference this Agreement and shall be governed exclusively by the terms contained in this Agreement. Any term or condition in any order, confirmation or other document furnished by Onyx or XOMA which is in any way inconsistent with the terms and conditions of this Agreement is hereby expressly rejected.

                  (c) CANCELLATIONS. Subject to Onyx's minimum order and purchase obligations under Section 5.2, Onyx may cancel any purchase order for Drug Substance before XOMA begins manufacture of such Batch by providing XOMA written notice. For any purchase order in excess of Onyx's minimum obligations under Section 5.2, if Onyx cancels any order for Drug Substance, Onyx shall pay to XOMA as a cancellation fee [ * ] (i) of the costs of the raw materials acquired or used in contemplation of fulfilling such order, and (ii) of other costs reasonably incurred by XOMA that would have been included in the standard manufacturing cost therefor had such manufacture been completed, in each case that are incurred up to the time of receipt of such notice. Onyx may change, by up to two (2) weeks, the Delivery Date for a Batch for which manufacture has commenced.

                  (d) RESCHEDULING. Subject to Onyx's minimum order and purchase obligations under Section 5.2, for any Batch for which XOMA has not commenced manufacture, Onyx may reschedule a Delivery Date by written notice to XOMA. For any Batch for which XOMA has commenced manufacture, Onyx may reschedule a Delivery Date by up to two (2) weeks by written notice to XOMA.

         5.4 COMMERCIAL SUPPLY FORECAST. On or before [ * ], Onyx will provide XOMA with a non-binding written [ * ] year forecast by calendar quarter of Onyx's or any Onyx Partner's anticipated orders for Drug Substance, based upon demand for clinical trials and commercial sales and upon reasonably anticipated dates for issuance of Regulatory Approvals for the ONYX-015 product and launch dates therefor. This forecast shall be for facility planning purposes only and shall not constitute an order. Onyx will update this forecast on a calendar quarterly basis.

         5.5 DELIVERY. Unless otherwise agreed by the parties in writing, on or prior to the applicable Delivery Date XOMA will deliver each Batch of Drug Substance FCA free carrier the Facility (Incoterms 2000), along with quality control samples and copies of Batch production records. XOMA will ship each such Batch to a destination for further fill-and-finish manufacturing and will provide such samples and copies of Batch production records to Onyx or its designee, in each case as specified by Onyx in the applicable purchase order. XOMA will test each Batch of Drug Substance pursuant to Specifications and will include with each Batch shipped a certificate of analysis confirming that such Batch meets Specifications. XOMA will

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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package and ship each Batch in accordance with XOMA's customary practices for pharmaceutical compounds, unless otherwise specified in the applicable purchase order.

         5.6      TESTING, ACCEPTANCE AND REJECTION.

                  (a) Onyx or its designee may test each Batch of Drug Substance within thirty (30) days of receipt (the "ACCEPTANCE PERIOD") for compliance with XOMA's warranties in Section 8.1(a). By the end of the Acceptance Period, Onyx will either accept such Batch or reject it for non-compliance with XOMA's warranties in Section 8.1(a). Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection. If XOMA does not receive a notice of rejection by the end of the Acceptance Period, Onyx shall be deemed to have accepted such Batch. Once Onyx accepts a Batch, Onyx shall have no recourse against XOMA if the product is subsequently deemed unsuitable for use for any reason, except as provided in Sections 5.6(b) and (c) and 9.2.

                  (b) If, after accepting a Batch, Onyx subsequently discovers or learns of a nonconformity with Specifications that could not reasonably be detected through the inspection pursuant to Section 5.6(a) or a latent nonconformity arising after inspection other than those caused by improper shipping, handling or storage after delivery by XOMA, Onyx may revoke its acceptance of such Batch by giving written notice to XOMA of the nonconformity within ten (10) days of discovering it.

                  (c) After Onyx gives a notice of rejection under Section 5.6(a) or revocation of acceptance under Section 5.6(b), the Parties will cooperate to determine whether rejection or revocation of acceptance was necessary or justified. XOMA will evaluate process issues and other reasons for such potential non-compliance. XOMA will notify Onyx as promptly as reasonably possible whether it accepts Onyx's basis for any rejection or revocation of acceptance. If the Parties disagree whether the Batch did not comply with the warranties in Section 8.1(a), the Parties will submit a sample of such Batch and applicable documentation to a mutually acceptable independent Third Party laboratory, which shall make a final and binding determination as to whether such Batch conforms with the warranties in Section 8.1(a) and thereby as to whether Onyx's rejection or revocation of acceptance of such Batch was justified. The Party against whom the Third Party laboratory rules shall bear all costs of the Third Party testing.

                  (d) If at the time of Onyx's rejection or revocation of acceptance of a Batch pursuant to this Section 5.6 the Parties do not agree whether such rejection or revocation of acceptance was justified under this
Section 5.6, XOMA will use commercially reasonable efforts at Onyx's request to replace such Batch under appropriate lead times, or, if approved by Onyx, to rework such Batch so as to comply with the warranties in Section 8.1(a). If the Third Party laboratory rules pursuant to Section 5.6(c) that a rejected Batch complied with the warranties in Section 8.1(a), Onyx will purchase the Batch and any replacement Batch at the price set in this Agreement.

                  (e) Onyx shall maintain any Batch that it has rejected or for which it has revoked acceptance until a final determination as to whether there is a non-conformity with the warranties in Sections 8.1(a), as agreed by the Parties or as shown by a written notice to that

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       13.
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effect from a Third Party laboratory pursuant to Section 5.6(c). At XOMA's written request, Onyx shall either destroy any finally-rejected Batch promptly at XOMA's cost and provide XOMA with certification of such destruction, or promptly return said Batch to XOMA, at XOMA's cost.

         5.7 REGULATORY CHANGES. The Parties will promptly notify each other of any material revisions or amendments of or additions to cGMP and will confer with each other with respect to the best means to comply with such requirements. The Parties will allocate any costs of implementing any such agreed changes on an equitable basis, with Onyx being responsible for costs of implementation of changes required as a direct result of ONYX-015 being manufactured at the Facility and XOMA being responsible for costs of implementation of changes required generally for cGMP manufacture at the Facility irrespective of the manufacture of ONYX-015, with appropriate adjustments for any benefits received by the Party not responsible for such costs.

         5.8 CHANGE IN MANUFACTURING PROCESS. XOMA shall obtain Onyx's prior written approval before it implements any change in the materials, equipment, process or procedures used to manufacture Drug Substance that would constitute a major change under cGMP.

         5.9 SAMPLES. XOMA shall retain samples of Drug Substance for each Batch for a period of one (1) year after the expiration date for such Batch. The sample size shall be twice the size necessary to conduct quality control testing. Upon Onyx's written request, XOMA shall provide Onyx with up to one-half the original amount of the retained samples.

         5.10 REGULATORY MATTERS. Upon Onyx's or an Onyx Partner's decision to file a BLA for ONYX-015 with the FDA or Regulatory Authorities in other countries, and upon Onyx's request, XOMA will, in accordance with the applicable regulatory requirements, conduct the following activities with respect to the manufacture by XOMA of Drug Substance at the Suite: (i) conduct process validation work in support of such BLA(s), (ii) prepare the appropriate portions of such BLA(s) relating to manufacture of Drug Substance (e.g. the CMC section) and other appropriate documentation (e.g., an FDA Drug Master File), (iii) provide Onyx with necessary or reasonably useful rights of reference to such filings, (iv) in coordination with Onyx, take appropriate responsibility for the filing and ongoing support of such portions of the BLA(s), including without limitation regulatory compliance audits and facilities inspections by Onyx (e.g., mock audits and inspections) and by the FDA and other Regulatory Authorities, and (v) provide all other reasonable assistance to Onyx in obtaining Regulatory Approvals for ONYX-015 Products. XOMA will be compensated for such efforts pursuant to Section 6.4(c). In addition, upon Onyx's request, XOMA will consider in good faith providing Onyx with additional assistance for regulatory filings for ONYX-015 with respect to the manufacture of ONYX-015 at other facilities, subject to its available resources and commitments, provided that in no event will XOMA be obligated to provide such assistance. Onyx shall be responsible for all other filings necessary for issuance of Regulatory Approvals for ONYX-015 products.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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6.       PRICES AND PAYMENT.

         6.1 UPFRONT PAYMENT. Onyx shall pay XOMA [ * ] within ten (10) days of the Effective Date by wire transfer of immediately available funds to an account designated by XOMA.

         6.2      SPACE FEE. Beginning with the calendar quarter commencing
[ * ] and until production of the first registration Batch at Commercial Scale pursuant to Section 4.2(a), Onyx shall pay XOMA a dedicated space fee for the Suite of [ * ] per calendar quarter, payable on a calendar quarterly basis in advance by wire transfer of immediately available funds to an account designated by XOMA. After the calendar quarter in which such first registration Batch is supplied to Onyx, no further dedicated space fee shall be payable.

         6.3 EQUIPMENT AND FACILITY REIMBURSEMENT. Onyx will reimburse XOMA [ * ] of the cost of equipment purchased pursuant to Sections 3.2(a) or (b) and of facility modifications made pursuant to Section 3.2(c) after receipt of each invoice for such costs.

         6.4      PERSONNEL COSTS.

                  (a) DEVELOPMENT PHASE. For work performed under this Agreement by XOMA staff (including technical development, manufacturing, operations, quality control, quality assurance, regulatory affairs, and other appropriate staff) during the Development Phase, through the completion of the first registration Batch pursuant to Section 4.2(a) but not beyond, and for any technology transfer work pursuant to Section 7.1(a), Onyx shall pay [ * ] of XOMA's fully burdened staffing costs, [ * ] (collectively, "FULLY BURDENED STAFFING COSTS"). Onyx will pay such costs on a calendar quarterly basis in arrears upon presentation of an invoice from XOMA with a summary of supporting information from XOMA's project cost system.

                  (b) MANUFACTURING PHASE. After completion of the first registration Batch pursuant to Section 4.2(a), XOMA will cover all costs for ongoing manufacture of Drug Substance by the per-Batch charge (as calculated in Section 6.6) for Batches of Drug Substance meeting the Specifications produced at Commercial Scale.

                  (c) REGULATORY WORK. For work performed under this Agreement by XOMA personnel to (a) prepare and submit regulatory filings to enable Drug Substance manufactured and supplied by XOMA to Onyx to be used in human clinical trials, (b) carry out process validation work in connection with any potential or actual BLA filing for ONYX-015 products, (c) prepare BLAs and other documentation appropriate for obtaining Regulatory Approvals for ONYX-015 products, and (d) cooperate with Onyx in the filing and ongoing support of such BLAs, Onyx shall pay [ * ] of XOMA's Fully Burdened Staffing Costs. Onyx will pay such costs on a calendar quarterly basis in arrears upon presentation of an invoice with a summary of supporting information from XOMA's project cost system.

                  (d) POST-TERMINATION OR -EXPIRATION TECHNOLOGY TRANSFER. Onyx shall pay [ * ] of XOMA's Fully Burdened Staffing Costs for technology transfer work pursuant to Section 7.1(b).

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       15.
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         6.5      MILESTONE PAYMENTS. Within thirty (30) days of the achievement of each milestone set forth in this Section 6.5, Onyx will pay to XOMA the applicable milestone payment by wire transfer of immediately available funds to an account designated by XOMA. Other than milestones for additional Yield improvements pursuant to Section 6.5(b), no milestone payment will be payable more than once.

                  (a) INITIAL COMMERCIAL SCALE BATCH MEETING SPECIFICATIONS AND WITH ADEQUATE YIELD. Upon production of the initial Batch at the [ * ]L Commercial Scale in compliance with Specifications and cGMP with the required minimum Yield pursuant to Section 4.2(a), Onyx will pay to XOMA a milestone payment of [ * ].

                  (b) YIELD IMPROVEMENTS. For each increase of [ * ] percentage points in manufacturing Yield in excess of [ * ] Yield (as such Yield level may be adjusted pursuant to Section 4.2(a)), as calculated at the completion of the first [ * ] Batches of Drug Substance at [ * ]L Commercial Scale that comply with the warranties in Section 8.1(a) pursuant to Sections 4.2(a) and (b), Onyx will pay to XOMA a milestone payment of [ * ]. Increases in Yield must be evidenced by the average Yield of the [ * ] Batches of Drug Substance (or, if the Yield for one Batch differs by at least [ * ] percentage points from the average Yield of the other [ * ] Batches, the average Yield of such [ * ] Batches and the next Batch at Commercial Scale that complies with the warranties in Section 8.1(a)) at or in excess of [ * ] Yield (as so adjusted).

         For purposes of example:

         If [ * ] consecutive Batches result in Yields of [ * ], respectively, XOMA will have earned an aggregate milestone payment of [ * ], as there has been a demonstrated Yield improvement of [ * ] percentage points, which is equal to [ * ] increments of [ * ] percentage points so that XOMA would receive [ * ] milestone payments of [ * ].

         If [ * ] consecutive Batches result in Yields of [ * ], respectively, and a [ * ] Batch results in a Yield of [ * ], the [ * ] Batch would be disregarded, and XOMA will have earned an aggregate milestone payment of [ * ] based upon the other [ * ] Batches, as there has been a demonstrated Yield improvement of [ * ] percentage points, which is equal to [ * ] increments of [ * ] percentage points so that XOMA would receive [ * ] milestone payments of [ * ].

         Milestone payments for Yield improvements under this Section 6.5(b) shall be payable only once for each [ * ] percentage points of Yield improvement.

                  (c) REGULATORY APPROVAL FOR FACILITY. Upon licensure by the FDA of ONYX-015 for manufacture of Drug Substance by XOMA at the Facility, Onyx will pay to XOMA a milestone payment of [ * ].

         6.6      COMMERCIAL SCALE BATCH PAYMENTS.

                  (a) BATCH PRICE. For each Batch produced pursuant to Sections 4.2(b), 5.2(a) or 5.2(b), Onyx will pay to XOMA an amount equal to [ * ]. For clarity, Onyx shall not be obligated under this Section 6.6(a) to pay for the Batch of Drug Substance produced by XOMA pursuant to Section 4.2(a), as Onyx will compensate XOMA for its facilities, materials and labor costs for that Batch during the Development Phase pursuant to Sections 6.2 and 6.4.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       16.
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                  (b)      ADDITIONAL BATCHES. If Onyx requests pursuant to
Section 5.2(c) that XOMA manufacture additional Batches of Drug Substance in addition to the minimum annual Batch commitment in Sections 5.2(b), XOMA will charge Onyx for these additional Batches at [ * ] of XOMA's standard manufacturing cost therefor, plus an amount equal to [ * ] of the difference between [ * ] and [ * ] of such standard manufacturing costs (provided that such number is equal to or less than [ * ]), but in no event will XOMA charge Onyx, or Onyx be obligated to pay, any amounts for such Batches in excess of the per-Batch charge to Onyx set forth in this Section 6.6(b), as adjusted pursuant to Section 6.6(c).

         For purposes of example:

         If XOMA's standard manufacturing costs for an additional Batch were [ * ], then Onyx would pay [ * ] for such Batch, calculated as follows: [ * ]; and

         if XOMA's standard manufacturing costs for an additional Batch were [ * ], then Onyx would pay [ * ] for such Batch, because [ * ], which exceeds [ * ].

                  (c) ADJUSTMENTS. The per-Batch fee of [ * ], as adjusted pursuant to this Section 6.6(c), may be increased annually beginning in calendar year 2001 by the percentage increase in XOMA's costs for materials, salaries and operations relating to manufacture of Drug Substance, relative to such costs in effect for December 31, 2000, as shown by reasonably acceptable documentation, up to a maximum of [ * ] in any one calendar year.

                  (d) ADDITIONAL ORDERS AT COMMERCIAL SCALE. After Attainment of Commercial Scale, for each Batch of Drug Substance manufactured by XOMA at Commercial Scale pursuant to Section 5.2 that, by the Parties' agreement or by determination pursuant to Section 5.6(c), does not comply with XOMA's warranties in Section 8.1(a), at Onyx's election the Parties will negotiate in good faith to attempt to reach agreement on a price at which XOMA will sell such Batch to Onyx for purposes other than use in humans.

         6.7 PAYMENT. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by the party to be paid. Invoices shall be due and payable upon receipt, and all properly invoiced amounts not paid within thirty (30) days of receipt of the invoice shall accrue interest at a rate equal to the lesser of prime rate as posted by Citibank, N.A., plus two percent (2%), or the highest interest rate permitted under applicable law.

         6.8 RECORDS. XOMA will keep accurate books and accounts of record in connection with the manufacture, use and/or sale by it of Drug Substance hereunder in sufficient detail to permit accurate determination of all figures necessary for verification of payment obligations set forth in this Section 6. Such records shall be maintained for a period of three (3) years (or for a particular year upon notice from Onyx prior to the end of such 3 year period, four (4) years) from the end of each year in which sales occurred or expenses were incurred. Onyx, at its expense, through a certified public accountant, shall have the right to access such books and records for

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       17.

the sole purpose of verifying the reports regarding amounts due; such access shall be conducted after reasonable prior notice by Onyx during XOMA's normal business hours and shall not be more frequent than once during each calendar year. Said accountant shall not disclose to Onyx or any other party any information except that which should properly be contained in an expense report required under this Agreement. If such accounting determines that XOMA's error resulted in Onyx paying more than properly due in respect of any Batch or calendar quarter, then XOMA will promptly reimburse such amount, and if the amount of such excess payment was at least five percent (5%) of the amount properly due, XOMA will promptly reimburse Onyx for the costs of such accounting (including the fees and expenses of the certified public accountant). If such accounting determines that XOMA's error resulted in Onyx paying less than properly due in respect of any Batch or calendar quarter, then Onyx will promptly pay the amount of underpayment.

         6.9 TAXES WITHHELD. Any income or other tax that one Party hereunder, its Affiliates or sublicensees is required to withhold (the "WITHHOLDING PARTY") and pay on behalf of the other Party hereunder (the "WITHHELD PARTY") with respect to amounts payable under this Agreement shall be deducted from and offset against said amounts prior to remittance to the Withheld Party; PROVIDED, HOWEVER, that in regard to any tax so deducted, the Withholding Party shall give or cause to be given to the Withheld Party such assistance as may reasonably be necessary to enable the Withheld Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Withheld Party proper evidence of the taxes paid on its behalf. The Withholding Party shall comply with reasonable requests of the Withheld Party to take any proper actions that may minimize such withholding obligation.

7.       TECHNOLOGY AND INFORMATION.

         7.1      TECHNOLOGY TRANSFER.

                  (a) PERIODIC UPDATES. On a calendar quarterly basis, each Party will provide to the other Party written copies of all Project Innovations known to the first Party not previously disclosed to the other Party. Onyx will reimburse XOMA for the costs of XOMA representatives for such technology transfer work pursuant to Section 6.4(a). Onyx shall be entitled to maintain and use such documents within the scope of its license in Section 7.3(c) for itself, its Affiliates, or Third Parties.

                  (b) EXPIRATION, TERMINATION OR UPON REQUEST. Upon expiration or termination of this Agreement, or at any other time, at Onyx's request XOMA will carry out the technical transfer to Onyx and/or Third Parties designated by Onyx of the process and technology used to manufacture and test Drug Substance under this Agreement. In connection with such technical transfer, upon reasonable notice XOMA will permit reasonable access to the Suite during normal business hours to representatives of Onyx or its Third Party designees reasonably acceptable to XOMA to learn about the relevant process and technology. Prior to obtaining access, such representatives will enter into XOMA's standard form of confidentiality agreement, which will be commercially reasonable and will permit such representatives to disclose information learned to Onyx and such Third Party. Onyx will reimburse XOMA for the costs of XOMA personnel for such technology transfer work pursuant to Section 6.4(d).

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       18.
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         7.2      INFORMATION.

                  (a) DOCUMENTATION. Each Party shall maintain, in accordance with and for the period required under cGMP and all other applicable laws, rules and regulations, complete and adequate records pertaining to the methods and facilities used for the cGMP manufacture, processing, testing, packing, labeling, holding and distribution of Drug Substance so that the ONYX-015 products may be used in humans.

                  (b) ACCESS. Onyx shall have unrestricted access during normal business hours to copies of Batch records and any other documentation relating to manufacture of Drug Substance by XOMA under this Agreement and shall be free, subject to Section 10, to copy and use such documentation as reasonably required for any normal regulatory or business use relating to ONYX-015 or ONYX-015 Derivatives.

                  (c) AUDIT OF RECORDS. No more than once per six (6) months, unless otherwise required under applicable governmental law, rule, regulation or order, upon at least thirty (30) days' advance request and during normal business hours, Onyx shall have the right to inspect XOMA's records relating to the manufacture of Drug Substance, including without limitation manufacturing, quality control/quality assurance, and cost and financial records.

         7.3      LICENSES.

                  (a) DEVELOPMENT AND MANUFACTURING LICENSE TO XOMA. Onyx hereby grants to XOMA a non-exclusive, royalty-free, paid-up, non-transferable, non-sublicensable license to practice Onyx Innovations, in each case solely to perform its obligations under this Agreement, under all Intellectual Property Rights that Onyx Controls that, but for the grant of the license in this Section 7.3(a), would be infringed or misappropriated by XOMA's performance of such obligations.

                  (b) PROJECT INNOVATIONS LICENSE TO XOMA. Subject to the terms and conditions of this Agreement, Onyx hereby grants to XOMA a non-exclusive, worldwide, royalty-free, paid-up, non-transferable (except for sublicenses permitted under this Section 7.3(b)) license, which shall be sublicensable only to Third Parties (i) who are XOMA's collaboration partners (pursuant to a written agreement) for the development and/or commercialization of products and (ii) the identity of whom XOMA has given prior written notice to Onyx, to practice all Project Innovations at all XOMA facilities and the facilities of such Third Parties for any purpose other than the research, development, manufacture, or commercialization of any adenoviruses, under all Intellectual Property Rights that Onyx Controls that, but for the grant of the license in this Section 7.3(b), would be infringed or misappropriated by the practice of Project Innovations in accordance with this Section 7.3(b).

                  (c) XOMA INNOVATIONS LICENSE TO ONYX. Subject to the terms and conditions of this Agreement, XOMA hereby grants to Onyx a non-exclusive, worldwide, royalty-free, paid-up, non-transferable (except for assignments pursuant to Section 12.6 and sublicenses permitted under this
Section 7.3(c)) license, which shall be sublicensable only to Onyx Partners, to make, have made, use, import, offer for sale, sell and otherwise practice all XOMA Innovations used in the manufacture of ONYX-015 under this Agreement, only for the

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       19.
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purposes of researching, developing, manufacturing and commercializing
ONYX-015 and ONYX-015 Derivatives and products incorporating them, under all Intellectual Property Rights that XOMA Controls that, but for the grant of the license in this Section 7.3(c), would be infringed or misappropriated by the manufacture, use, import, offer for sale, sale or other practice of such XOMA Innovations in accordance with this Section 7.3(c).

         7.4      OWNERSHIP OF INNOVATIONS AND INTELLECTUAL PROPERTY.

                  (a) THIRD PARTY TECHNOLOGY. Prior to the application to the manufacturing process for Drug Substance of any Innovation that, to the knowledge of any XOMA Project Team member, is proprietary to any Third Party, XOMA will notify Onyx. If Onyx objects to the use of any such Innovation, XOMA shall not apply it to such process.

                  (b)      ONYX INNOVATIONS. Subject only to the licenses in
Section 7.3, Onyx shall retain all right, title and interest in and to all Innovations that Onyx either Controls as of the Effective Date or gains Control of independently of activities under this Agreement (collectively, "ONYX INNOVATIONS"), and all Intellectual Property Rights arising therefrom.

                  (c)      XOMA INNOVATIONS. Subject only to the licenses in
Section 7.3, XOMA shall retain all right, title and interest in and to all Innovations that XOMA either Controls as of the Effective Date or gains Control of independently of activities under this Agreement, and all Intellectual Property Rights arising therefrom ("XOMA INNOVATIONS").

                  (d)      PROJECT INNOVATIONS.

                           (i)      All Innovations made, conceived, reduced to
practice, authored, or otherwise generated or developed in whole or in part in the course of activities under this Agreement shall be "PROJECT INNOVATIONS". Inventorship of discoveries or inventions included within Project Innovations and authorship of works of authorship included within Project Innovations shall be determined in accordance with the patent and copyright laws of the United States of America, respectively.

                           (ii)     Without further payment to XOMA, Onyx shall
own all right, title and interest in and to all Project Innovations, whether made, conceived, reduced to practice, authored, or otherwise generated or developed solely by XOMA personnel, solely by Onyx personnel, or jointly by XOMA and Onyx personnel, and all Intellectual Property Rights arising therefrom. XOMA will, and hereby does, assign to Onyx all of its right, title and interest in and to Project Innovations and Intellectual Property Rights arising therefrom. XOMA will provide reasonable assistance to Onyx, at Onyx's expense, in obtaining and enforcing and defending Onyx's ownership of the Project Innovations and appurtenant Intellectual Property Rights, including without limitation and as applicable, the assignment to Onyx of all their right, title and interest of its employees or independent contractors in and to such Project Innovations and appurtenant Intellectual Property Rights.

         7.5 PATENTING OF PROJECT INNOVATIONS. Onyx will have first right, but not the obligation, to control the preparation, filing and prosecution of Patents claiming Project Innovations and of maintenance of Patents issuing thereon. Onyx will promptly provide XOMA with copies of Patents filed with any governmental entity. With respect to any Project

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       20.
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Innovation that is potentially patentable, XOMA may request in writing that
Onyx take specific, reasonable actions to (i) prepare, file or prosecute Patents claiming such Project Innovation, in a particular country, (ii) maintain any Patents issued that claim a Project Innovation, and/or (iii) protect against abandonment of a Patent that claims a Project Innovation. If such actions are not undertaken within sixty (60) days of Onyx's receipt of such written request (or if sooner, such time as applicable patent rights would be lost due to passage of time) and timely pursued thereafter, Onyx will permit, and XOMA at its option and expense may undertake, such actions. The Party not undertaking such actions shall reasonably cooperate with the other Party at such other Party's cost and shall provide to the other Party whatever assignments and other documents that may be needed in connection therewith. The Party undertaking such actions will be fully responsible for the costs and expenses of such actions.

         7.6      INFRINGEMENT OF PATENTS.

                  (a) Each Party shall promptly notify the other Party of any infringement, misappropriation or other unauthorized use of an Intellectual Property Right licensed under this Agreement in the field of the development, manufacture, use and/or sale of adenoviruses that comes to such Party's attention. The notice shall set forth the facts of such infringement in reasonable detail. Onyx shall have the sole right, but not the obligation, to institute, prosecute, and control, at its expense, any action or proceeding against the Third Party infringer of a Patent claiming a Project Innovation. If Onyx institutes an action against such infringer, XOMA will give Onyx reasonable assistance and authority to control, file, and prosecute the suit as necessary at Onyx's expense. Onyx shall retain any damages or other monetary awards that it recovers in pursuing any action under this Section 7.6(a).

                  (b) Each Party has the sole right to enforce any Intellectual Property Rights that it Controls.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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8.       REPRESENTATIONS AND WARRANTIES; DISCLAIMERS.

         8.1      DRUG SUBSTANCE WARRANTIES AND REMEDY.

                  (a) WARRANTIES. XOMA warrants that for any Batch of Drug Substance delivered pursuant to Section 5.5: (i) XOMA will manufacture the Batch in accordance with cGMP and other applicable laws and FDA and Regulatory Authority rules and regulations; (ii) the Batch will conform to the Specifications at the time of delivery pursuant to Section 5.5, (iii) such Batch will not be adulterated or misbranded within the meaning of the FD&C Act, and
(iv) it is providing title to such Batch to Onyx free and clear of any encumbrances. Onyx's sole remedies and XOMA's entire liability with respect to this warranty are set forth in Sections 5.6, 8.1(b), and 9.2. The warranties in this Section 8.1(a) are the only warranties made by XOMA with respect to Batches delivered under this Agreement and may only be modified or amended by a written instrument signed by a duly authorized officer of XOMA and accepted by Onyx.

                  (b)      REMEDY. If any Batch delivered by XOMA pursuant to
Section 5.5 is not in compliance with the warranties in Section 8.1(a) and Onyx properly rejects or revokes acceptance for such Batch pursuant to Section 5.6, XOMA will, at Onyx's sole option, either (i) replace or rework such Batch as promptly as reasonably practicable with no additional cost to Onyx, or, (ii) if XOMA has acknowledged in writing that it is technically unable to produce Drug Substance in conformity with then-current Specifications, XOMA will refund any sums actually paid therefor by Onyx. The remedy of replacement or refund is available only if such nonconformance was not caused by Onyx's neglect, improper testing or improper storage, including without limitation storage at inappropriate temperatures, transportation, use beyond any dating provided, by accident, fire or other hazard.

         8.2 GENERAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party that:

                  (a) CORPORATE EXISTENCE AND POWER. It is a corporation (in the case of Onyx) or a limited liability company (in the case of XOMA) duly organized, validly existing and in good standing under the laws of the state in which it is incorporated or organized, as applicable, and has full corporate or company power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.

                  (b) AUTHORITY AND BINDING AGREEMENT. As of the Effective Date, (i) it has the corporate or company power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate or company action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (iii) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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                  (c)      TITLE. As of the Effective Date, it has sufficient
legal and/or beneficial title under its Intellectual Property Rights necessary to perform activities contemplated under this Agreement and to grant the licenses that it is obligated to grant under this Agreement.

         8.3 WARRANTY DISCLAIMER. THE REPRESENTATIONS AND WARRANTIES IN SECTIONS 8.1(a) AND 8.2 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, CUSTOM OR TRADE.

9.       INDEMNIFICATION; LIMITATION OF LIABILITY.

         9.1 ONYX INDEMNITY. Onyx will indemnify, hold harmless and defend XOMA and its Affiliates and their respective directors, officers, employees and agents (the "XOMA INDEMNITEES") from and against any and all losses, claims, suits, losses, damages, costs, fees and expenses (including without limitation reasonable attorneys' fees) (collectively, "LOSSES") resulting from any Third Party claim, demand, suit, action or proceeding ("THIRD PARTY CLAIM") to the extent arising out of (a) any breach of Onyx's representations or warranties in
Section 8.2; (b) the Specifications; (c) the use (including without limitation in human clinical trials), further manufacture or modification, transport, storage, handling, possession, distribution, marketing, or disposal of the Drug Substance after delivery by XOMA pursuant to Section 5.5, except for Drug Substance that Onyx properly rejects or for which it properly revokes acceptance pursuant to Section 5.6; (d) any infringement or misappropriation of Third Party Intellectual Property Rights that is a result of the use or practice in accordance with this Agreement of the manufacturing process for ONYX-015 as transferred to XOMA pursuant to Section 4.1; or (e) any willful misconduct by any Onyx Indemnitee with respect to Onyx's activities under this Agreement; in each foregoing case provided both that XOMA provides Onyx with prompt notice of any such Third Party Claim and the exclusive ability to defend (with the reasonable cooperation of XOMA) or settle any such Third Party Claim and that XOMA reasonably cooperates in the defense and/or settlement of such Third Party Claim at Onyx's expense and request.

         9.2 XOMA INDEMNITY. XOMA agrees to indemnify, hold harmless and defend Onyx and its Affiliates and their respective directors, officers, employees and agents (the "ONYX INDEMNITEES") from and against any and all Losses resulting from any Third Party Claim to the extent arising out of (a) any breach of XOMA's representations or warranties in Sections 8.1(a) or 8.2; (b) XOMA's transportation, storage, use, handling or disposal of hazardous materials used in or generated by XOMA's activities under this Agreement (excluding the Drug Substance); (c) any personal injury arising from performance of this Agreement by XOMA; or (d) any willful misconduct by any XOMA Indemnitee with respect to XOMA's activities under this Agreement; in each foregoing case provided both that Onyx provides XOMA with prompt notice of any such Third Party Claim and the exclusive ability to defend (with the reasonable cooperation of Onyx) or settle any such Third Party Claim and that Onyx reasonably cooperates in the defense and/or settlement of such Third Party Claim at XOMA's expense and request.

         9.3 SEPARATE DEFENSES. If the Parties cannot agree as to the application of Sections 9.1 and 9.2 to a particular Loss or Third Party Claim, the Parties may conduct separate defenses of the relevant Third Party Claim. Each Party further reserves the right to claim indemnity from

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       23.
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the other Party in accordance with Sections 9.1 and 9.2 upon resolution of the underlying Third Party Claim, notwithstanding the provisions of Sections
9.1 and 9.2 requiring the indemnified party to tender to the indemnifying Party the exclusive ability to defend such Third Party Claim.

         9.4 EXPENSES. Neither Party shall be required to pay over to another party amounts called for under this Section 9 until the final resolution of the Third Party Claim from which the right to such payment arose, except that litigation costs, fees, and expenses will be paid in arrears on a calendar quarterly basis, subject to reimbursement upon the agreement of the Parties or a final determination by a court of competent jurisdiction that the indemnity under this Section 9 did not apply to the Third Party Claim giving rise to such costs, fees and expenses.

         9.5      LIMITATION OF LIABILITY.

                  (a) IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE AFFILIATES BE LIABLE FOR SPECIAL, EXEMPLARY, OR CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE, EXCEPT FOR A WILLFUL FAILURE BY A PARTY OR ITS SUCCESSOR TO PERFORM IN ACCORDANCE WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION FOLLOWING ANY CHANGE OF CONTROL OF SUCH PARTY.

                  (b) THE LIMITATIONS OF LIABILITY IN SECTION 9.5(A) ARE INTENDED TO LIMIT THE LIABILITY OF THE APPLICABLE PARTY OR PARTIES AND SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR WARRANTY. THE PARTIES HERETO ACKNOWLEDGE THAT THE TERMS OF THIS SECTION 9.5 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS OF LIABILITY. THE LIMITATIONS OF LIABILITIES UNDER THIS SECTION 9.5 SHALL NOT APPLY TO THE EXTENT PROHIBITED BY APPLICABLE LAW.

10.      CONFIDENTIALITY.

         10.1 CONFIDENTIAL INFORMATION; EXCEPTIONS. Each Party will, and will use commercially reasonable efforts to ensure that its employees will: (a) maintain all Confidential Information of the other Party in trust and confidence; (b) not disclose any Confidential Information of the other Party to any Third Party (except that a Party may disclose such Confidential Information to those of its employees, agents, independent contractors, Affiliates, or sublicensees who require such information in order to perform under this Agreement and who are subject to binding obligations of confidentiality and limited use at least as restrictive as those of this Section 10); (c) not disclose or use any Confidential Information of the other Party for any purposes other than those necessary or permitted for performance under this Agreement;
(d) not use any Confidential Information of the other Party for any purpose or in any manner that would constitute a violation of any applicable governmental laws, rules, regulations, or orders, including without limitation the export control laws of the United States; and (e) not reproduce any Confidential Information of the other Party in any form except as required to perform in accordance with this Agreement. Each Party will use at least the same standard of care as it uses to protect its own Confidential Information of a similar nature to prevent unauthorized disclosures or uses of Confidential Information of the other Party, but in any event each Party will use no less than commercially reasonable care to achieve such objectives. Each Party will

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       24.

promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

         "CONFIDENTIAL INFORMATION" of a Party shall include all confidential or proprietary information of such Party that the other Party receives or learns under this Agreement. Confidential Information shall include without limitation the manufacturing processes transferred to, used by or improved by XOMA under this Agreement.

         Confidential Information shall not include any information to the extent that it:

                  (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party in breach of this Section 10, generally known or available;

                  (b) is known by the receiving Party at the time of receiving such information, as shown by written records predating such receipt;

                  (c) is furnished after the Effective Date to the receiving Party by a Third Party, without breach of and not subject to any obligation of confidentiality; or

                  (d) is independently developed by the receiving Party without use of or reference to Confidential Information of the other Party, as shown by independent written records contemporaneous with such development.

         The Parties agree that the material financial, commercial, scientific and technical terms of the Agreement will be considered Confidential Information of both Parties. Notwithstanding the foregoing, either Party may disclose such terms to bona fide potential corporate partners, potential investors or merger or acquisition partners, and to financial underwriters and legal and financial advisors, provided that all such disclosures shall be made only to such Parties under commercially reasonable obligations of confidentiality equivalent to the obligations set forth in this Section 10.

         10.2 AUTHORIZED DISCLOSURE. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information of the other
Party:

                  (a) to the extent and to the persons and entities required by an applicable governmental law, rule, regulation or order; PROVIDED, HOWEVER, that the receiving Party shall first have given prompt notice to the other Party hereto as soon as reasonably practicable to enable it to seek any available exemptions from or limitations on such disclosure requirement and shall reasonably cooperate in such efforts by the other Party;

                  (b) to the extent and to the persons and entities required by rules of the National Association of Securities Dealers;

                  (c) as necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary;

                  (d)      to permitted sublicensees under this Agreement; or

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       25.

                  (e) to Regulatory Authorities, for the purpose of obtaining Regulatory Approval for ONYX-015; and

                  (f) to identified Third Parties with the prior, express, specific, written permission of the disclosing Party.

         10.3 PRESS RELEASES. Promptly after entering into this Agreement, each Party will issue its own press release in the respective form attached hereto as Exhibit C. Neither Party will issue any other publicity release or announcement containing additional information beyond that in Exhibit C without the advance written consent of the other Party, except as such release or announcement may be required by law, in which case the Party making the release or announcement shall, before making any such release or announcement, afford the other Party a reasonable opportunity to review and comment upon such release or announcement to the extent practicable.

         10.4 REQUESTS FOR CONFIDENTIAL TREATMENT. The Parties acknowledge that the rules and regulations promulgated by the U.S. Securities and Exchange Commission ("SEC") will require that each Party disclose the non-confidential material terms of this Agreement and file a copy hereof with the SEC. The Parties will use commercially reasonable efforts to secure confidential treatment under applicable laws, rules and regulations for financial, commercial and scientific and technical terms that are trade secrets of either Party, will agree, prior to submission to the SEC of a confidential treatment request (without delaying the timeliness of such submission), upon the terms for which each Party will seek confidential treatment, and will coordinate in good faith with respect to any such requests and any responses to any SEC comments on or responses to such requests, provided, however, that after using such efforts each Party will be free to make disclosures that it reasonably believes are required by applicable law, rule or regulation or that the SEC will otherwise require.

         10.5 RETURN OF CONFIDENTIAL INFORMATION. Upon any expiration or termination of this Agreement, each Party will use diligent efforts (including without limitation a diligent search of files and computer storage devices) to return or destroy all Confidential Information of the other Party and all copies, summaries, compilations, extracts or other derivatives thereof, except to the extent such Confidential Information is necessary to exercise any license or other right surviving termination of this Agreement. Additionally, each Party will be allowed to keep one archival copy of any Confidential Information of the other Party for record keeping purposes only.

         10.6 INJUNCTIVE RELIEF. The Parties expressly acknowledge and agree that any breach or threatened breach of this Section 10 may cause immediate and irreparable harm to the Party whose Confidential Information is at issue, which harm may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the Party whose Confidential Information is at issue shall have the right to secure equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

         10.7 SURVIVAL. The terms of this Section 10 shall survive for the longer of (i) seven (7) years after expiration or termination of this Agreement or (ii) ten (10) years from the Effective Date.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       26.

         10.8 SUPERSEDING EFFECT. The provisions of this Section 10 supersede the existing Confidentiality Agreement between the Parties dated as of October 19, 2000, and any information disclosed thereunder shall be deemed "Confidential Information" under this Agreement.

11.      TERM AND TERMINATION.

         11.1 TERM. The initial term of this Agreement will commence on the Effective Date and shall expire upon the fifth anniversary thereof. At its sole option, Onyx may extend the term of this Agreement for successive three (3) year periods upon at least [ * ] written notice (e.g., by notice given on or before the [ * ] anniversary of the Effective Date, Onyx may extend the term of this Agreement until the eighth anniversary of the Effective Date), PROVIDED, HOWEVER, that Onyx may not extend the term beyond the effective date of any termination by XOMA pursuant to Section 11.2.

         11.2     TERMINATION BY XOMA.

                  (a) XOMA may terminate this Agreement at will effective upon the earlier of (i) at least [ * ] months' prior written notice, or (ii) the time, occurring after issuance by the FDA of a Regulatory Approval for the ONYX-015 product, at which XOMA has completed the manufacture and supply to Onyx, in accordance with this Agreement, of a number of Batches that is equal to the minimum number of Batches that XOMA would be required to supply under
Section 5.2(b) during the portion of the term of this Agreement that remains after the issuance of such Regulatory Approval (including any term extensions pursuant to Section 11.1) or such greater number as the Parties agree, provided that such supplied Batches have a Shelf Life that is commercially reasonable.

                  (b) XOMA may terminate this Agreement upon at least [ * ] months' prior written notice if, within thirty (30) days of notice given by XOMA pursuant to Section 3.3 hereof of its desire to use the Suite for another product, Onyx does not elect to pay to XOMA the specified [ * ] fee.

         11.3     TERMINATION BY ONYX.

                  (a) DELAY IN PERFORMANCE BY XOMA. If Onyx has not materially breached its obligations to assist XOMA or enable XOMA's performance under this Agreement, then Onyx may terminate this Agreement without penalty or further obligation to XOMA (except as otherwise stated in this Section 11.3) upon at least ninety (90) days prior written notice if:

                           (i)      XOMA has not initiated manufacture of Drug
Substance (defined as thawing a vial of cells in preparation for manufacturing a Batch of Drug Substance) in the Suite by [ * ];

                           (ii)     XOMA has not manufactured and supplied to
Onyx or its designee a Batch of Drug Substance meeting the Specifications (as in existence on the Effective Date) at the [ * ]L Development Scale (or greater scale) by [ * ], provided that Onyx has not significantly delayed the timelines for the Project due to Onyx's decisions based on changed needs for ONYX-015 for clinical trials or on implementation of process changes;

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       27.

                           (iii)    XOMA has not manufactured and supplied to
Onyx or its designee a Batch of Drug Substance at [ * ]L Commercial Scale meeting the then-current Specifications by [ * ], provided that Onyx has not significantly delayed the timelines for the Project due to Onyx's decisions based on changed needs for ONYX-015 for clinical trials on implementation of process changes; or

                           (iv)     after the Attainment of Commercial Scale,
XOMA fails to successfully manufacture the number of Batches of Drug Substance ordered by Onyx in compliance with its guaranteed minimum annual number of Batches in any applicable twelve (12) month period under Section 5.2.

         If Onyx's actions, inactions (e.g. Onyx's failure to provide raw materials, etc., pursuant to Section 2.1(b)) or decisions cause a delay in achievement of the target dates in this Section 11.3(a), Onyx and XOMA will in good faith agree upon an extension of the target dates. If Onyx terminates this Agreement pursuant to this Section 11.3(a), Onyx will reimburse XOMA for all appropriate costs under this Agreement incurred by XOMA to the date of notice of termination by Onyx for services performed, for commitments that cannot be canceled, and for resources that cannot be reallocated, and for all other costs that XOMA incurs in transferring the technology to Onyx or a Third Party at Onyx's request pursuant to Section 7.1(b). XOMA will use diligent, commercially reasonable efforts to minimize any costs or obligations that cannot be canceled and to reallocate any resources that were dedicated to the Project.

                  (b) FOR CONVENIENCE BEFORE ATTAINMENT OF COMMERCIAL SCALE. Prior to Attainment of Commercial Scale, Onyx may terminate this Agreement by giving XOMA at least one-hundred twenty (120) days' prior notice and making a payment to XOMA of [ * ]. In addition, Onyx will reimburse XOMA for all appropriate costs under this Agreement incurred by XOMA to the effective date of termination for services performed, for commitments that cannot be canceled, and for resources and materials on hand that cannot be reallocated, and for all other costs that XOMA incurs in transferring the technology to Onyx or a Third Party at Onyx's request pursuant to Section 7.1(b).

                  (c)      FOR CONVENIENCE AFTER ATTAINMENT OF COMMERCIAL SCALE.

                           (i)      Onyx may terminate this Agreement for
convenience upon written notice at any time after the Attainment of Commercial Scale. If termination is not then permitted under either Sections 11.3(a)(iv) or 11.4, then any such termination by Onyx after Attainment of Commercial Scale shall be a termination under this section 11.3(c).

                           (ii)     With its termination notice under Section
11.3(c)(i), Onyx may propose to XOMA the substitution of another product for the ONYX-015 product, and in this event the Parties agree to negotiate diligently and in good faith to revise this Agreement so that XOMA would manufacture and supply the bulk form of the alternate product instead of Drug Substance, in such as way as to provide comparable economic benefit to XOMA as would have been derived by XOMA in the initial Agreement.

                           (iii)    If the Parties are unable to reach a revised
Agreement pursuant to Section 11.3(c)(ii) within one-hundred twenty (120) days of Onyx's initial notice, this

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       28.

Agreement shall terminate and Onyx shall pay to XOMA a termination fee of [ * ] of the cost for commercial Batches as calculated pursuant to Section 6.6, for the guaranteed minimum number of Batches that Onyx would have been obligated to order pursuant to Section 5.2 during the fifteen (15) months following the date of the notice of termination, based on remaining order obligations during the current twelve (12) month period during which termination occurs and order obligations calculated on a pro rata basis for the portion of the fifteen (15) month period following such current twelve
(12) month period.

         For purposes of example, if Onyx were to terminate 18 months after the Attainment of Commercial Scale after having ordered [ * ] Batches during the 12 month period following the first anniversary of the Attainment of Commercial Scale, then during the ensuing 15 months, Onyx would have been obligated to order [ * ] Batches during the remaining 6 months of the current 12 month period and during the first 9 months of the ensuing 12 month period, Onyx's pro rata Batch order obligation would be equal to (9 months/12 months)x([ * ] Batch minimum obligation for 12 month period), or [ * ] batches. Based on an order obligation of [ * ] total Batches and a Batch price of [ * ], under Section 11.3(c)(iii) Onyx would be obligated to pay XOMA [ * ], which represents [ * ] of the payments for the [ * ] Batches at Commercial Scale.

         11.4 BREACH. If a Party materially breaches this Agreement, (i) and such breach is reasonably curable within thirty (30) days, then the other Party may terminate this Agreement upon thirty (30) days prior written notice to the first Party specifying such breach if the breaching Party fails to cure the breach within such thirty (30) day period, or (ii) and such breach is not reasonably curable within thirty (30) days, the other Party may give the breaching Party written notice specifying such breach and may then terminate this Agreement upon an additional twenty (20) days written notice if the breaching Party either fails to provide by the end of the initial thirty (30) day period a reasonable written plan to cure such breach as promptly as reasonably practicable or fails to carry out such plan diligently and cure such breach.

         11.5 TECHNOLOGY TRANSFER. Upon any expiration or termination of this Agreement, upon Onyx's request XOMA will, pursuant to Section 7.1(b), transfer the technology used to manufacture and test ONYX-015 under this Agreement to Onyx and/or Third Parties designated by Onyx at Onyx's cost, as set forth in Section 6.4(d).

         11.6 SURVIVING OBLIGATIONS. Termination or expiration of this Agreement shall not affect any rights or obligations of either Party which may have accrued up to the effective date of such termination or expiration. The provisions of Sections 2.8, 3.2(a) (solely with respect to the last sentence in such section), 5.9, 6.7, 6.8, 6.9, 7.1(b), 7.3(b), 7.3(c), 7.4(b), 7.4(c),
7.4(d), 7.5, 7.6 (solely with respect to the final three sentences in such section), 8.1, 8.3, 9, 10, 11.5, 11.6 and 12 shall survive the termination or expiration of this Agreement.

12.      MISCELLANEOUS.

         12.1 NOTICE. All notices hereunder shall be in writing and shall be deemed given upon (i) personal delivery, (ii) facsimile transmission with electronic confirmation of transmission, if sent during the recipient's normal business hours, or otherwise on the recipient's next normal business day, (iii) receipt after delivery by nationally-recognized bonded courier when sent for next business day delivery, or (iv) receipt after sending by certified or registered mail, postage

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       29.
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prepaid and return receipt requested personally, to the following addresses or fax numbers of the respective Parties:

If to XOMA:                          With a copy to:

      XOMA (US) LLC                       Cahill Gordon & Reindel
      2910 Seventh Street                 Eighty Pine Street
      Berkeley, CA 94710                  New York, NY  10005
      Attention: Legal Department         Attention: Geoffrey E. Liebmann, Esq.
      Fax No.:   (510) 649-7571           Fax No.:  (212) 269-5420

If to Onyx:                          With a copy to:

      Onyx Pharmaceuticals, Inc.          Cooley Godward LLP
      3031 Research Drive                 Five Palo Alto Square
      Richmond, CA  94806                 3000 El Camino Real
      Attention: CEO                      Palo Alto, CA  94306-2155
      Fax No.:  (510) 758-3405            Attention: Robert L. Jones, Esq.
                                          Fax No.:  (650) 849-7400

         A Party may change its address or fax number for notice by giving notice under this Section 12.1.

         12.2 USE OF NAMES. Neither Party shall use the name, trade name, trademark, or other designation of the other Party (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity, or other promotional activities. Under no circumstances shall either Party state or imply in any promotional material, publication or other published announcement that the other Party has tested or approved any product.

         12.3     FORMAL DISPUTE RESOLUTION.

                  (a)      ARBITRATION.

                           (i)      Upon failure to resolve any claim, dispute,
or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement ("CLAIM"), using the dispute resolution procedure described in Section 2.4, such Claim (other than one relating to the validity, enforceability, infringement or misappropriation of an Intellectual Property Rights) shall be resolved by final and binding arbitration ("ARBITRATION") before a single arbitrator (or, at the election of either or both Parties, a panel of three (3) arbitrators) ("ARBITRATOR") selected and administered by JAMS ("ADMINISTRATOR") in accordance with its then existing arbitration rules or procedures regarding commercial or business disputes. Such arbitration shall take place in San Francisco, California in the English language.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       30.

                           (ii)     The provisions of California Code of
Civil Procedure sections 1283.05 and 1283.1 or their successor sections are incorporated in and made a part of this Agreement. Depositions may be taken and full discovery may be obtained in any arbitration commenced under this
Section 12.3(a).

                           (iii)    The Arbitrator shall, within fifteen (15)
calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrator shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; PROVIDED, HOWEVER, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. The Arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.

                           (iv)     Each Party shall bear its own attorneys'
fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrator; PROVIDED, HOWEVER, the Arbitrator shall be authorized to, and must use best efforts to designate one Party as the prevailing party, and upon any such designation, must award to that prevailing Party reimbursement for its reasonable attorneys' fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrator. Absent the filing of an application to correct or vacate the arbitration award under California Code of Civil Procedure sections 1285 through 1288.8, each Party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award.

                           (v)      BY AGREEING TO THIS BINDING ARBITRATION
PROVISION, THE PARTIES UNDERSTAND THAT THEY ARE WAIVING CERTAIN RIGHTS AND PROTECTIONS WHICH MAY OTHERWISE BE AVAILABLE IF A CLAIM BETWEEN THE PARTIES WERE DETERMINED BY LITIGATION IN COURT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK OR OBTAIN CERTAIN TYPES OF DAMAGES PRECLUDED BY THIS PROVISION, THE RIGHT TO A JURY TRIAL, CERTAIN RIGHTS OF APPEAL, AND A RIGHT TO INVOKE FORMAL RULES OF PROCEDURE AND EVIDENCE.

                  (b) INTELLECTUAL PROPERTY DISPUTES. The Parties will submit any Claim, relating to the validity, enforceability, infringement, or misappropriation of any Intellectual Property Right that has not been resolved pursuant to Section 2.4 to a court of competent jurisdiction.

         12.4 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Onyx, as a licensee under Section 7.3(c) and a transferee under Sections 7.1 and 7.4(d) of such intellectual property rights under this Agreement, and XOMA, as a licensee under Section 7.3(b), each shall retain and may fully

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       31.
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exercise all of its rights and elections under the U.S. Bankruptcy Code;
however, nothing herein shall be deemed to constitute a present exercise of such rights and elections. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property as to which it is a licensee or transferee and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to such other Party (a) upon any such commencement of a bankruptcy proceeding upon such other Party's written request therefore, unless the first Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon rejection of this Agreement by or on behalf of the first Party upon written request therefor by the other Party.

         12.5 WAIVER. The failure on the part of Onyx or XOMA to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times hereafter.

         12.6 ASSIGNMENT; BINDING EFFECT. Neither Party will assign its rights or duties under this Agreement to another without the prior express written consent of the other Party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that

                  (a) either Party may assign this Agreement to a successor by merger, acquisition, or sale of all or substantially all of such Party's business assets in the field to which this Agreement relates, without the other Party's consent, provided that such successor will expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement; and

                  (b) Onyx shall have the right to assign this Agreement in its entirety (i) to Pfizer without the consent of XOMA or (ii) to any other Onyx Partner with the prior written consent of XOMA, not to be unreasonably withheld.

         Any purported assignment not in compliance with this Section 12.5 shall be void. This Agreement shall be binding upon each Party's successors and permitted assignees.

         12.7 INDEPENDENT PARTIES. Neither Party is an employee or a legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

         12.8 FORCE MAJEURE. Neither Party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, interruption of supply of key raw materials, civil disorder, and acts of God, provided that the Party experiencing the delay promptly notifies the other Party of the delay and uses and continues to use commercially reasonable efforts to overcome such delay.

         12.9 SEVERABILITY. If any item or provision of this Agreement shall to any extent be invalid or unenforceable, it shall be severed from this Agreement, and the remainder of this

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       32.

Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

         12.10 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California, except for its principles of choice of law.

         12.11 ENTIRE AGREEMENT; MODIFICATION. This Agreement, including all Exhibits referenced herein, constitutes the entire agreement and understanding of the parties and supersedes any prior agreements or understandings relating to the subject matter hereof, except that with respect to the Letter Agreement, the payment provisions shall remain in effect but the term sheet attached thereto is hereby superseded. Any modification of this Agreement shall be effective only to the extent it is reduced to writing and signed by all parties.

         12.12 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-B2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       33.

         IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

ONYX PHARMACEUTICALS, INC.           XOMA (US) LLC



By: /s/ HOLLINGS C. RENTON           By: /s/ CLARENCE L. DELLIO
    ----------------------------       -------------------------------------

Name: Hollings C. Renton             Name: Clarence L. Dellio

Title: Chief Executive Officer       Title: Senior Vice President, Operations









[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       34.

                                    EXHIBIT A

                                      [ * ]







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EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF
1934, AS AMENDED.

                                    EXHIBIT B

                                      [ * ]







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EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF
1934, AS AMENDED.

                                    EXHIBIT C

                                 PRESS RELEASES












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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


XOMA CONTACTS            INVESTOR RELATIONS CONTACTS            MEDIA CONTACTS
-------------            ---------------------------            --------------
Peter B. Davis           Lippert/Heilshorn & Associates         Elissa Grabowski (Elissa@lhai.com)
Ellen M. Martin          Bruce Voss (bruce@lhai.com)            Carrie Kocik
(510) 644-1170           Bonnie Feldman                         (Carrie@lhai.com)
www.xoma.com             (bonnie@lhai.com)                      (212) 838-3777
                         (310) 575-4848                         www.lhai.com


ONYX AND XOMA ESTABLISH STRATEGIC PROCESS DEVELOPMENT AND MANUFACTURING RELATIONSHIP

BERKELEY, CA -- JANUARY 29, 2001 - Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) and XOMA Ltd. (Nasdaq: XOMA) today announced that they have agreed to a strategic process development and manufacturing relationship under which XOMA will scale-up production to commercial volume and manufacture Onyx's CI-1042 (also known as ONYX-015), a therapeutic product to treat cancer. CI-1042, which is being developed in collaboration with Pfizer Inc., is currently in Phase III testing for head and neck cancer.

The initial term of the agreement will be for five years, with options to extend for additional three-year periods. XOMA will produce material for use in clinical testing as well as for commercial sales upon approval. As part of its development commitment XOMA will increase the fermentation volume to commercial scale, improve the purification process, and seek FDA licensure of its manufacturing facility for CI-1042. While dependent on the pace and outcome of clinical trials, regulatory approvals, sales volume and other factors, the financial scope of the agreement during the initial five-year period is projected to exceed $35 million.

"I'm pleased to be embarking upon this relationship with Onyx," said Jack Castello, Chairman, President, and CEO of XOMA. "It allows XOMA to further leverage the core manufacturing and development competencies that attracted the anti-CD11a collaboration with Genentech, and gives us an economic interest in a promising late-stage cancer therapeutic. Our objective is to have a financially attractive relationship from XOMA's perspective while at the same time delivering substantial value to Onyx. This agreement further validates our development and manufacturing strategy by showing a need for our expertise within the biotechnology industry."

"We believe that XOMA can move quickly to scale-up production of CI-1042 to increase the supply of CI-1042 for our various clinical trials as well as for commercial launch of the product," said Hollings C. Renton, Chairman of the Board, President and Chief Executive Officer of Onyx, "XOMA's manufacturing and development support will enable us to focus our resources on accelerating the clinical development program for this product."

Onyx Pharmaceuticals is engaged in the discovery and development of novel targeted, highly selective cancer therapies. Based on its proprietary virus technologies, the company is developing CI-1042 as its lead product. CI-1042 is a therapeutic tumor-selective, modified adenovirus (similar to the common cold virus) that has been genetically engineered to replicate in and lyse (burst) cancer cells that have abnormal p53 pathway function while sparing normal

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

cells that have functioning p53. Derangements in the p53 protein pathway are the most common genetic abnormalities in human cancer. CI-1042 is currently in a Phase III clinical trial for head and neck cancer and in Phase I and II clinical trials for a number of additional cancer indications.

XOMA develops and manufactures antibody and other protein biopharmaceuticals for disease targets that include immunological and inflammatory disorders, infectious diseases and cancer. Late-stage programs include a collaboration with Genentech, Inc. to develop the anti-CD11a antibody product for psoriasis (Phase III) and kidney transplant rejection (Phase I/II), and an agreement with the Hyland Immuno Division of Baxter Healthcare Corporation to develop NEUPREX-Registered Trademark- (a systemic formulation of rBPI-21) for multiple indications. Earlier stage products include: ING-1, a Human Engineered-TM-antibody in Phase I studies for cancer; Genimune-TM-, a Human Engineered-TM-antibody-based immunofusion product in preclinical development for autoimmune diseases and immunological cancers; Mycoprex-TM-, a compound in preclinical development for the treatment of fungal infections; and antiangiogenic compounds for retinal disorders. For more information about XOMA's pipeline and activities, please visit XOMA's web site at www.xoma.com.

Statements made in this news release related to collaborative agreements and current plans for product development, or that otherwise relate to future periods, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. These risks, including those related to changes in the status of the Company's collaborative relationships, the timing or results of pending or future clinical trials, market demand for products, and marketing obligations of the collaborators and other partners, actions by the Food and Drug Administration or the U.S. Patent and Trademark Office, and uncertainties regarding the status of biotechnology patents, are discussed in the Company's most recent annual report on Form 10-K and in other SEC filings. Consider such risks carefully in evaluating XOMA's prospects.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                     [LOGO]


Contacts:      Helen S. Kim                         Jim Weiss or Audra Nass
               Onyx Pharmaceuticals, Inc.           WeissComm
               510-262-8737                         415-431-1747



FOR IMMEDIATE RELEASE


ONYX AND XOMA ANNOUNCE STRATEGIC PROCESS DEVELOPMENT AND MANUFACTURING
AGREEMENT

RICHMOND, CALIF. (JANUARY 29, 2001) -- Onyx Pharmaceuticals, Inc. (Nasdaq:
ONXX) today announced that it has entered into a strategic process development and manufacturing relationship with XOMA (US) LLC (Nasdaq: XOMA) of Berkeley, California. Under the terms of the multi-year agreement, XOMA will develop a large-scale process and will manufacture CI-1042 (ONYX-015) for clinical trials and large-scale production. In return, Onyx will provide XOMA with an upfront payment; support for development efforts on the process scale up and production of bulk drug materials; and milestone payments associated with attainment of large-scale production.

"We are delighted to have the opportunity to work with XOMA, one of the most experienced companies in process development and large scale manufacturing of biopharmaceuticals," said Hollings C. Renton, Chairman of the Board, President and Chief Executive Officer of Onyx Pharmaceuticals, Inc. "The agreement allows us to increase the supply of CI-1042 for our various clinical trials and for commercial launch of CI-1042 under our collaboration with Pfizer. XOMA will develop a large-scale manufacturing process for CI-1042 based on our current process".

"We are looking forward to this opportunity to work with Onyx on their innovative viral therapy for cancer," said Jack Castello, Chairman of the Board, President and CEO of XOMA. "With

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF
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                                       C-4
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XOMA's experience and infrastructure, we believe we can move quickly to scale-up production of CI-1042, to enhance the manufacturability, and cost structure of the product."

CI-1042 is a tumor-selective, modified adenovirus (a type of virus that can cause a common cold) that has been genetically engineered to replicate in and lyse (burst) cancer cells that have abnormal p53 pathway while sparing normal cells which have (functioning) p53 protein. P53, a protein that protects the cell from developing into a tumor cell, is the most commonly altered gene in human cancer. CI-1042 is being jointly developed by Onyx Pharmaceuticals and Pfizer Inc under an agreement signed in October 1999.

CI-1042, now in a Phase III clinical trial and various Phase I/II trials, is currently being manufactured using a small-scale process. Due to the limitation of the scale and the ability to produce less than sufficient quantities of materials for multiple clinical trials, Onyx and Pfizer have had to prioritize which clinical trials receive materials. The Phase II clinical trials where the drug is administered intravenously received a preferential supply of materials over the Phase III clinical trial. As a result, the accrual of clinical sites and the enrollment of patients in the Phase III study in recurrent Head and Neck cancer had been slowed. To date, drug supplies have been available to two clinical sites. Currently, there are 10 clinical sites open for patient enrollment.

"Our current contract manufacturers have implemented plans to increase the supplies of CI-1042, " said Hollings C. Renton. "With these actions and the new support from XOMA, we believe that we can increase the accrual of the clinical trials in an attempt to minimize any potential delay in timelines to launch."

Onyx Pharmaceuticals is engaged in the discovery and development of novel cancer therapies. Based on our proprietary virus technologies, we are developing our lead product, CI-1042. CI-1042 is currently in a Phase III clinical trial for head and neck cancer and in Phase I and II clinical trials for a number of additional cancer indications. For more information about CI-1042 and Onyx's pipeline and activities, visit Onyx Web site at www.onyx-pharm.com.

XOMA develops and manufactures antibody and other protein biopharmaceuticals for disease targets that include immunological and inflammatory disorders, infectious diseases and cancer. Late-stage programs include collaboration with Genentech, Inc. to develop the anti-CD11a

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

antibody product for psoriasis (Phase III) and kidney transplant rejection (Phase I/II), and an agreement with the Hyland Immuno Division of Baxter Healthcare Corporation to develop NEUPREX-Registered Trademark- (a systemic formulation of rBPI21) for multiple indications. Earlier stage products include ING-1, Genimune -TM-, Mycoprex -TM-, and antiangiogenic compounds. For more information about XOMA's pipeline and activities, visit XOMA's web site at www.xoma.com.

This press release contains certain forward-looking statements regarding the development of potential human therapeutic products that involve a number of risks and uncertainties. Actual events may differ from the company's expectations. In addition to the matters described in this press release, the timeline for clinical activity, results of pending or future clinical trials, and changes in the status of the company's collaborative relationships, as well as the risk factors listed from time to time in the company's periodic reports with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, may affect the actual results achieved by the company.

[ * ]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       C-6